Exhibit 2.3

AGREEMENT AND PLAN OF MERGER
by and among
JOUNCE THERAPEUTICS, INC.,
EVERGREEN MERGER SUB 1, LLC,
and
RM SPECIAL HOLDINGS 3, LLC
Dated as of February 23, 2023

TABLE OF CONTENTS
i

Schedules and Exhibits
Schedule 3.02 – Company Equity Interests
Schedule 5.11 – Parent Board

Exhibit A – Announcement
Exhibit B – Co-Operation Agreement
Exhibit C – Form of Letter Agreement
Exhibit D – Form of Registration Rights Agreement

ii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of February 23, 2023 (this “Agreement”), is made and entered into by and among Jounce Therapeutics, Inc., a Delaware corporation (“Parent”), Evergreen Merger Sub 1, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), and RM Special Holdings 3, LLC, a Delaware limited liability company (the “Company”).

W I T N E S S E T H:
WHEREAS, Parent and Redx Pharma Plc, a public limited company incorporated in England and Wales (the “Target”), propose to announce a recommended all-share combination pursuant to Rule 2.7 of the Takeover Code (the “Scheme Transaction”), such announcement to be made on the date hereof in the form attached hereto as Exhibit A (the “Announcement”);
WHEREAS, substantially concurrently with the entry into this Agreement, Parent and Target are entering into that certain Co-Operation Agreement, in the form attached hereto as Exhibit B, dated as of the date hereof (the “Co-Operation Agreement”), setting out certain rights and obligations of the parties thereto in connection with and in furtherance of the Scheme Transaction;
WHEREAS, Parent and Target intend that the Scheme Transaction will be consummated on the terms and subject to the conditions set forth in the Announcement and the Co-Operation Agreement;
WHEREAS, Parent and Target intend that the Scheme Transaction will be effected by means of a scheme of arrangement of Target pursuant to Part 26 of the Companies Act (the “Scheme”);
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, and conditional upon and effective immediately after the Scheme Transaction becoming unconditional, and immediately prior to a copy of the Court Order being delivered to the UK Companies House, the Company shall convert all of its Convertible Loan Notes into Target Shares and release the relevant security in accordance with Section 5.02, such conversion to be effective immediately prior to the Effective Time (the “Conversion”);
WHEREAS, following satisfaction of the condition set forth in Section 6.01 and immediately after the Conversion, Parent, Merger Sub and the Company desire to effect a merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), which the parties hereto intend to consummate immediately prior to the consummation of the Subsequent Merger;
WHEREAS, immediately following the receipt by the parties hereto of a copy of the file-stamped First Certificate of Merger (as defined herein), Parent will cause the Surviving LLC to merge with and into Parent (the “Subsequent Merger” and together with the Merger, the “Mergers”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA and the Delaware General Corporation Law (the “DGCL”), which the parties hereto intend to consummate immediately prior to the consummation of the Scheme;
WHEREAS, the board of directors of Parent (the “Parent Board”), the member of Merger Sub and the manager of the Company (the “Manager”) have each determined that the transactions described herein are advisable and in the best interests of their respective companies and equityholders;
WHEREAS, as a material inducement for Parent to execute and deliver this Agreement, each of the members of the Company (the “Company Members”) have executed a letter agreement with Parent, in the form attached hereto as Exhibit C (each a “Letter Agreement”), which Letter Agreement shall include a consent of such Company Member to approve this Agreement and the Transactions (collectively, the “Company Member Consents”);
WHEREAS, in connection with the Scheme, certain other equityholders of Target may participate in analogous transactions pursuant to which such equityholders and Parent would enter into similar merger agreements on terms similar to the terms set forth in this Agreement (each such equityholder, an “Electing Holder” and each such other merger agreement, an “Electing Holder Agreement”);
WHEREAS, as a condition and an inducement to the Company’s willingness to enter into this Agreement, certain equityholders of Parent are, concurrently with the execution and delivery of this Agreement, executing and delivering support agreements, dated as of the date of this Agreement (each a “Support Agreement”), pursuant to which such equityholders have, subject to the terms and conditions set forth therein, agreed to vote all of their equity of Parent in favor of the Transactions (as defined below);
WHEREAS, as a condition and an inducement to each of the parties hereto willingness to enter into this Agreement, the Company Members and Parent are, concurrently with the execution and delivery of this Agreement, executing and delivering a registration rights agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), which will become effective automatically as of the Effective Time;
WHEREAS, it is the intention of the parties hereto that, for U.S. federal income tax purposes: (a) the Mergers, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, (b) the share-for-share exchange occurring pursuant to the Scheme Transaction, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and (c) this Agreement constitutes a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations; and
WHEREAS, Parent, Merger Sub, and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I

The Mergers
SECTION 1.01.    The Mergers.
(a)    The Merger.

(i)    Immediately prior to the Effective Time, the issued and outstanding membership interests of Merger Sub shall consist solely of the membership interests owned as of such time directly by Parent free and clear of any Lien.
(ii)    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA, Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate limited liability company existence of Merger Sub shall cease and the Company shall continue as the surviving limited liability company (the “Surviving LLC”).
(b)    The Subsequent Merger. Immediately following the receipt by the parties hereto of a copy of the file-stamped First Certificate of Merger, on the terms and conditions set forth in this Agreement and in accordance with the DLLCA and the DGCL, the Surviving LLC shall be merged with and into Parent at the Second Effective Time. At the Second Effective Time, the separate existence of the Surviving LLC shall cease and Parent shall continue as the surviving entity (the “Surviving Company”) and shall succeed to and assume all of the rights and obligations of the Surviving LLC.
(c)    The Mergers, the issuance by Parent of Parent Common Stock in connection with the Merger (the “Share Issuance”) and the other transactions contemplated by this Agreement are referred to herein as the “Transactions”.
SECTION 1.02.    Closing. The closing of the Mergers (the “Closing”) shall take place at the offices of Sidley Austin LLP, 70 St Mary Axe, London EC3A 8BE through the execution and exchange, via .pdf copies of duly signed documents, at 5:00 pm (GMT) on the third Business Day after the condition set forth in Section 6.01 is satisfied, such earlier time after such condition is satisfied as Parent delivers to the Company the Certificate of Readiness, or at such other time and place as Parent and the Company shall agree in writing. The date on which the Closing begins is referred to herein as the “Closing Date”. On or prior to the Closing Date and prior to the Conversion and filing of the First Certificate of Merger, Parent shall deliver to the Company a certificate (the “Certificate of Readiness”) from Parent, signed by an officer of Parent, certifying that (a) Parent will file the Subsequent Certificate of Merger immediately following the Effective Time, and (b) Parent is ready, willing and able (subject to Target filing the Court Order) to consummate the Scheme immediately following the Second Effective Time.
SECTION 1.03.    Effective Time.
(a)    The Merger.
(i)    On the Closing Date and following the Conversion, the Company and Merger Sub shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the “First Certificate of Merger”) duly executed in accordance with, and containing such information as is required by, Section 18-209 of the DLLCA and shall make all other filings or recordings required under the DLLCA to effectuate the Merger. The Merger shall become effective at such time as the First Certificate of Merger are duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the First Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).
(ii)    The Registration Rights Agreement shall be in full force and effect with effect from the Effective Time.

(b)    The Subsequent Merger. Immediately following the receipt by the parties hereto of a copy of the file-stamped First Certificate of Merger, the Surviving LLC and Parent shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the “Subsequent Certificate of Merger”) duly executed in accordance with, and containing such information as is required by, the applicable sections of the DLLCA and DGCL and shall make all other filings or recordings required under the DLLCA or DGCL, respectively, to effectuate the Subsequent Merger. The Subsequent Merger shall become effective at such time as the Subsequent Certificate of Merger are duly filed with such Secretary of State, or at such other time as Parent shall specify in the Subsequent Certificate of Merger (the time the Subsequent Merger becomes effective being the “Second Effective Time”).
SECTION 1.04.    Effects. The Mergers shall have the effects set forth in this Agreement, the First Certificate of Merger, the Subsequent Certificate of Merger and the applicable provisions of the DLLCA and DGCL.
SECTION 1.05.    Organizational Documents.
(a)    At the Effective Time, the certificate of formation and limited liability company agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of formation and limited liability company agreement, respectively, of the Surviving LLC following the Merger until thereafter amended in accordance with the provisions thereof and applicable Law.
(b)    At the Second Effective Time, the articles of incorporation and by-laws of Parent, as in effect immediately prior to the Second Effective Time with such amendments as contemplated in the Announcement, shall be the articles of incorporation and by-laws, respectively, of the Surviving Company following the Subsequent Merger until thereafter amended in accordance with the provisions thereof and applicable Law.
SECTION 1.06.    Officers.
(a)    Parent and the Company shall take all necessary actions so that the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving LLC, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
(b)    Parent shall take all necessary actions so that, except as otherwise agreed between Parent and Target, the officers of Parent immediately prior to the Second Effective Time shall be the officers of the Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
ARTICLE II

Effect on the Equity of the
Constituent Companies; Exchange of Equity
SECTION 2.01.    Effect on Equity.
(a)    At the Effective Time, by virtue of the Merger and without any action on the part of the Company Members (as of immediately prior to the Effective Time) or the holder of any membership interests of Merger Sub:

(i)    The membership interest of Merger Sub shall be converted into and become one validly issued, fully paid and non-assessable membership interest unit of the Surviving LLC.
(ii)    At the Effective Time, each Series A Unit and each Series B Unit of the Company (each, a “Company Interest”) that is owned by the Company, Parent, Merger Sub or any of their respective wholly owned subsidiaries shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.
(iii)    At the Effective Time, each issued and outstanding Series A Unit (other than Series A Units to be cancelled in accordance with Section 2.01(a)(ii)) shall automatically be converted into a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Series A Per Share Stock Consideration (subject to adjustment as provided in Section 2.01(a)(v)).
(iv)    At the Effective Time, each issued and outstanding Series B Unit (other than Series B Units to be cancelled in accordance with Section 2.01(a)(ii)) shall automatically be converted into a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Series B Per Share Stock Consideration (subject to adjustment as provided in Section 2.01(a)(v)).
(v)    Any revision to the Exchange Ratio (as defined in the Announcement) effected in accordance with the terms of the Announcement and the Takeover Code shall equally apply to this Agreement as it relates to the Merger Consideration.
(vi)    The shares of Parent Common Stock to be issued upon the conversion of the Company Interests pursuant to Section 2.01(a)(iii) and Section 2.01(a)(iv) are referred to collectively as “Merger Consideration”. As of the Effective Time, all such Company Interests shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and shall cease to have any rights with respect thereto, except the right to receive, in accordance with Section 2.02, the applicable Merger Consideration.
(vii)    Parent agrees that in no event shall any Company Member be deemed to be an “interested stockholder” (as such term is defined in Section 203 of the Delaware General Corporation Law) by virtue of acquiring Parent Common Stock in connection with the Transactions as contemplated hereby and Parent shall make all reasonable efforts to avoid any Company Member being considered an “interested stockholder”.
(b)    At the Second Effective Time, by virtue of the Subsequent Merger and without any action on the part of the holder of any equity of Parent or the Surviving LLC, each membership interest unit of the Surviving LLC shall be cancelled for no consideration.
SECTION 2.02.    Exchange of Equity.
(a)    At the Effective Time, Parent (on behalf of Merger Sub) shall issue to the Company Members (as of immediately prior to the Effective Time) the shares of Parent Common Stock (which shall be in non-certificated book entry form) issuable pursuant to Section 2.01 in exchange for all of the outstanding Company Interests. Such issuance of Parent

Common Stock shall be effected pursuant to a valid exemption from the registration requirements of the Securities Act and the rules and regulations thereunder.
(b)    The Merger Consideration issued in accordance with the terms of this Article II upon conversion of any Company Interest shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Interest. After the Effective Time there shall be no further registration of transfers on the transfer books of the Surviving LLC of Company Interests that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Company Interests are presented to the Surviving LLC for any reason, they shall be cancelled and exchanged as provided in this Article II.
(c)    Parent shall be entitled to deduct and withhold from the consideration otherwise payable in respect of the Transactions such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code, or under any provision of state, federal, provincial, territorial, local or foreign Tax Law; provided, however, except with respect to any payments in the nature of compensation to be made to employees or former employees on behalf of the Company and except with respect to any withholding that may result from the Company’s failure to deliver the FIRPTA Certificate (as defined herein) pursuant to Section 5.07(f), the payor shall use commercially reasonable efforts to provide the Company with a written notice of the intention to withhold at least five Business Days prior to any such withholding, along with reasonable details regarding the provisions of Law that require such deduction or withholding and use commercially reasonable efforts to minimize any such withholdings or deductions (including considering in good faith any properly completed and duly executed documentation that is provided to the payor). The parties hereto agree that no Tax shall be withheld under Section 1445 of the Internal Revenue Code on the payment to the applicable Company Members if the Company has provided Parent with the FIRPTA Certificate pursuant to Section 5.07(f). To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such amounts shall be treated as paid to the Persons otherwise entitled to such amounts.
(d)    The parties agree and acknowledge that the applicable Company Members will not receive any consideration for their applicable Company Interests other than the shares of Parent Common Stock. Any amount deducted or withheld pursuant to Section 2.02(c) shall be treated for United States federal income tax purposes as a deduction or withholding of the number of shares of Parent Common Stock and not as a deduction or withholding of cash or cash equivalents.
SECTION 2.03.    Fractional Shares. Paragraph 16 (Fractional Entitlements) of the Announcement shall apply, mutatis mutandis, with respect to fractional shares of Parent Common Stock into which any Company Interests are converted hereunder and that would otherwise be issued hereunder to a holder of Company Interests.
SECTION 2.04.    Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions. For the avoidance of doubt, this Section 2.04 shall not require the Company’s investor director on Target’s board of directors to take or refrain from taking any actions in their capacity as a director of Target.
ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub as of the date hereof and as of the Effective Time, as follows:
SECTION 3.01.    Organization, Standing and Power.
(a)    The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite limited liability company power and authority to conduct its businesses as presently conducted. The Company is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties make such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to, individually or in the aggregate, be materially adverse to the Company.
(b)    The Company has made available to Parent true and complete copies of the certificate of formation of the Company, as amended to the date of this Agreement, and the operating agreement of the Company, as amended to the date of this Agreement (collectively, each as so amended, the “Company Organizational Documents”).
SECTION 3.02.    Equity Interests. All of the Company Interests have been validly issued and are fully paid and nonassessable membership interests in the Company. As of the Effective Time, no Company Interest will be subject to any Lien other than transfer restrictions generally applicable to securities under federal and state securities Laws. No Company Interest has been issued in violation of any preemptive or similar right. The Company has issued no equity interests other than those set forth in Schedule 3.02, which sets forth the record and beneficial ownership of the Company as of the date hereof, including the percentage of issued and outstanding Series A Units and Series B Units held by each Company Member. There are no outstanding warrants, options, rights of conversion, exchange, purchase or any similar rights in respect of membership interests of the Company. There are no outstanding debt securities of the Company convertible into equity securities or otherwise containing equity provisions. The Company has no agreement with any equityholder of the Company or with any other Person respecting the Company Interests. Except as set forth in the Company Organizational Documents, there are no restrictions on the transfer of any Company Interests, other than those arising from federal and state securities Laws, and there are no understandings or agreements respecting the ownership interests of the Company. The rights, privileges and preferences of the Series A Units and Series B Units are as stated in the Company Organizational Documents and as provided by the DLLCA. As of the date hereof, the Company owns 217,880,610 Target Shares and as of the Effective Time the Company will own 290,138,847 Target Shares, beneficially, free and clear of any Lien (other than transfer restrictions generally applicable to such securities under applicable Law). As of the date hereof, the Company holds the Convertible Loan Notes, which upon Conversion, would represent 72,258,237 Target Shares, free and clear of any Lien (other than transfer restrictions generally applicable to such securities under applicable Law).
SECTION 3.03.    No Subsidiaries. Other than ownership of Target Shares and Convertible Loan Notes, the Company does not have, and has never had, any subsidiaries and does not own or hold, and has never owned or held, any stock, partnership interest, joint venture interest or any other equity interest in any other Person.
SECTION 3.04.    Authority; Execution and Delivery; Enforceability.
(a)    The Company has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party or is to become a party, to perform and comply with each of its obligations under this Agreement and such Ancillary

Agreements and to consummate the Transactions. Assuming concurrent delivery of the Company Member Consents, the execution and delivery by the Company hereof and thereof, the performance and compliance by the Company with each of its obligations herein and therein and the consummation by the Company of the Transactions have been duly authorized by all necessary limited liability company action on the part of the Company. The Company has duly executed and delivered this Agreement and the Ancillary Agreements to be entered into as of the date of this Agreement to which it is a party and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party, this Agreement and such Ancillary Agreements constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.
(b)    The only vote of the Company necessary to approve this Agreement, the Ancillary Agreements to which it is a party, the Merger and the other Transactions is the approval of this Agreement by the Manager and the Company Members, which Company Member Consents have been provided in the Letter Agreement with the Company Members.
SECTION 3.05.    No Conflicts; Consents.
(a)    The execution and delivery by the Company of this Agreement does not, and the execution and delivery by the Company of the Ancillary Agreements to which it is a party and the consummation of the Merger and the other Transactions and compliance with and performance of the terms hereof and thereof will not result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent or any right of termination, cancellation, acceleration or material modification of any obligation or right, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (i) the Company Organizational Documents, (ii) any Contract to which the Company is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any Judgment or Law applicable to the Company or its respective properties or assets.
(b)    No consent, approval, waiver, license, permit, franchise, authorization or Judgment (“Consent”) of, or registration, declaration, notice, report, submission or other filing (“Filing”) with, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery of this Agreement or any of the Ancillary Agreements, the performance hereof or thereof or the consummation of the Transactions, other than (i) any Filings required under applicable Regulatory Laws, (ii) the filing of the First Certificate of Merger and Subsequent Certificate of Merger with the Secretary of State of the State of Delaware, and (iii) such other Consents and Filings the failure of which to obtain or make has not had and would not reasonably be expected to, individually or in the aggregate, be materially adverse to the Company or materially impair the Company to perform its obligations hereunder or prevent or unreasonably delay the consummation of any of the Transactions.
SECTION 3.06.    No Undisclosed Liabilities. Other than ownership of Target Shares and Convertible Loan Notes and activities incident thereto, the Company does not, and has not engaged in, any business activities, incurred any liabilities or obligations or held any other investments. Without limiting the generality of the foregoing, the Company (i) has no, and has never had any, employees or consultants, (ii) does not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) other than liabilities arising out of or in connection with this Agreement or the Transactions and/or liabilities incident to the ownership of the Target Shares and Convertible Loan Notes, which are not material in the aggregate, (iii) except for its ownership of the Target Shares, the Convertible Loan Notes and its rights under its organizing documents, the Company does not own or lease, and has never owned or leased, any real property or personal property, (iv) except for the Company’s organizing documents or pursuant to, or as contemplated by, this Agreement, is not a party to or bound by any contract or arrangement which will survive the Closing, (v) has never adopted, assumed or administered any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, or any other employee compensation and benefit, retirement, pension, health, welfare, equity or equity-based incentive, severance, retention, employment (including offer letters), consulting, change-of-control, bonus, incentive, deferred compensation, employee loan, or fringe benefit plans, agreements, programs, policies, commitments or other arrangements, and (vi) owes no income Taxes.
SECTION 3.07.    Intended Tax Treatment. The Company has not taken any action or failed to take any action or knows of any fact, agreement, plan or other circumstance, in each case that could reasonably be expected to, to the knowledge of the Company, jeopardize the qualification of the Intended Tax Treatment.
SECTION 3.08.    Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or the other Transactions based upon arrangements made by or on behalf of the Company.
SECTION 3.09.    Tax Matters.
(a)    All income and other material Tax Returns of the Company: (i) have been timely filed on or before the applicable due date (taking into account any applicable extensions of such due date) with the appropriate Governmental Entity and (ii) are true, correct and complete in all material respects. All income and other material Taxes due and payable by the Company have been timely paid in full, whether or not shown to be due on any Tax Returns.
(b)    All material Taxes that the Company is (or has) been required to deduct, collect or withhold have been duly deducted, collected or withheld and, to the extent required by applicable Law when due, have been duly, timely and properly paid to the proper Governmental Entity, and the Company has complied with all related reporting and recordkeeping requirements in all material aspects.
(c)    To the knowledge of the Company the Company is not currently under, and has not been within the past five years the subject of, any audit, proceeding, examination or other administrative or court proceeding for or relating to any liability in respect of material Taxes or material Tax Returns by any Governmental Entity and the Company has not been notified in writing by any Governmental Entity that any such audit, examination or other administrative or court proceeding involving material Taxes or material Tax Returns is contemplated or pending. No waiver or agreement by or with respect to the Company is in force for the extension of time for the payment, collection or assessment of any material Taxes or material Tax Returns (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course). No material claim has been made in writing to the Company by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction. Each deficiency resulting from any completed audit or examination relating to material Taxes by any Governmental Entity has been timely paid or is being contested in good faith and has been adequately reserved for on the books of the Company.

(d)    There are no Liens for Taxes on any asset of the Company other than Liens for Taxes not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings and has been adequately reserved for on the books of the Company.
(e)    The Company will not be required to include any material amount in taxable income or exclude any material item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing, (ii) any deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision or administrative rule of federal, state, local or foreign Law) in existence on or prior to the Closing, (iii) any installment sale or open transaction disposition made on or prior to the Closing, (iv) any prepaid amount received on or prior to the Closing Date or any deferred revenue in existence at the Closing, or (v) any change in method of accounting under Section 481 of the Code (or any corresponding or similar provision of state, local or foreign Law) for a taxable period ending on or prior to the Closing Date.
(f)    The Company is not party to or bound by any written agreement relating to allocating or sharing the payment of, or liability for, Taxes, other than agreements entered into in the ordinary course of business the primary purpose of which does not relate to Tax. The Company does not have any liability for the Taxes of any Person under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign applicable Law), as a transferee or successor, by contract (other than contracts entered into in the ordinary course of business the primary purpose of which does not relate to Tax) or otherwise by operation of Law.
(g)    The Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or of any group that has filed a combined, consolidated or unitary return under U.S. federal, state, local or foreign applicable Law, other than a group the common parent of which is the Company.
(h)    The Company has not participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any similar provision of applicable Law).
(i)    The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.
(j)    No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes or Tax Returns have been entered into, issued by, or requested from any Governmental Entity with or in respect of the Company.
(k)    The Company is not (and has not been for the five-year period ending at Closing) a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the applicable Treasury Regulations.
(l)    For U.S. federal income Tax purposes, the Company has at all times been treated as a corporation and has filed all of its Tax Returns in a manner consistent with the treatment set forth in this Section 3.09(l).
SECTION 3.10.    No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS Article III, THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY

WITH RESPECT TO THE COMPANY OR ANY OF ITS AFFILIATES, EQUITYHOLDERS OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES, EQUITY INTERESTS, BUSINESSES, OPERATIONS, FUTURE REVENUE, PROFITABILITY OR SUCCESS, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY, IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING HEREIN SHALL EXCUSE ANY FRAUD COMMITTED, OR IMPAIR OR PRECLUDE RECOVERY IN RESPECT OF FRAUD.
ARTICLE IV

Representations and Warranties of Parent and Merger Sub
Except as Disclosed (as such term is defined in the Announcement), Parent and Merger Sub jointly and severally represent and warrant to the Company as of the date hereof and as of the Effective Time, as follows:
SECTION 4.01.    Capital Stock of Parent and the Parent Subsidiaries.
(a)    The Parent Common Stock to be issued in connection with the Merger will, when issued pursuant to the Merger, be duly and validly issued as fully paid and non-assessable common shares in the capital of Parent and be free and clear of any Liens applicable to Parent.
(b)    The issued and outstanding membership interests of Merger Sub consist solely of membership interests owned as of such time directly by Parent free and clear of any Lien.
SECTION 4.02.    No Subsidiaries of Merger Sub. Merger Sub has no, and has never had any, subsidiaries and does not own or hold, and has never owned or held, any stock, partnership interest, joint venture interest or any other equity interest in any other Person.
SECTION 4.03.    Authority; Execution and Delivery; Enforceability.
(a)    Each of Parent and Merger Sub has the requisite power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements.
(b)    This Agreement constitutes, and Ancillary Agreements to which it is or will become a party will constitute, the legal, valid and binding obligations of each of Parent and Merger Sub according with their respective terms.
(c)    The execution and delivery of, and performance of each of Parent and Merger Sub under, this Agreement and the Ancillary Agreements will not:
(i)    result in any breach of any provision of its respective constitutional documents;
(ii)    result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; or
(iii)    result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound.

SECTION 4.04.    Intended Tax Treatment. Neither Parent nor any subsidiary of Parent has taken any action or failed to take any action or knows of any fact, agreement, plan or other circumstance, in each case that could reasonably be expected to, to the knowledge of Parent, jeopardize the qualification of the Intended Tax Treatment.
SECTION 4.05.    No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV AND THE CO-OPERATION AGREEMENT, PARENT AND MERGER SUB MAKE NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO PARENT, MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES, EQUITYHOLDERS, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES, BUSINESSES, OPERATIONS, FUTURE REVENUE, PROFITABILITY OR SUCCESS, AND PARENT AND MERGER SUB HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY, IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING HEREIN SHALL EXCUSE ANY FRAUD COMMITTED, OR IMPAIR OR PRECLUDE RECOVERY IN RESPECT OF FRAUD.
ARTICLE V

Covenants
SECTION 5.01.    Conversion of Notes. Immediately after the Company’s receipt of the Certificate of Readiness, subject to the satisfaction of the condition set forth in Section 6.01, the Company will convert all of its Convertible Loan Notes into Target Shares in accordance with clause 7 (Conversion) of the Note Purchase Agreement, conditional upon the Court Order with respect to the Scheme having been issued and with effect immediately prior to the Effective Time.
SECTION 5.02.    Release of Security. Prior to the Conversion, the Company agrees to execute any documents, promptly take any and all action which may be necessary to release or discharge (as appropriate) the Charged Property (as defined in the UK Security Agreement) from the security constituted by the UK Security Agreement and release and discharge the Chargors (as defined in the UK Security Agreement) from all obligations, undertakings and liabilities related to the Charged Property, provided that such release or discharge shall be conditional upon and effective immediately on the occurrence of the Conversion.
SECTION 5.03.    Conduct of Business(a)    . Except as expressly required by this Agreement or by applicable Law, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any other Person to on behalf of the Company, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):
(a)    amend, authorize or propose to amend its certificate or articles of incorporation, by-laws, limited liability company operating agreement or other comparable charter or organizational documents;
(b)    enter into, amend or modify any voting agreements or other agreements, rights of first refusal, preemptive rights, investor rights or other rights relating to the voting, ownership or transfer of equity of the Company;
(c)    sell or otherwise transfer (other than transfers to effect the Transactions), assign, or otherwise dispose of or abandon, license, encumber or otherwise allow the creation of any Lien on any assets of the Company, including the Target Shares and the Convertible Loan Notes;
(d)    create, or authorize the creation of, or issue, or authorize the issuance of any debt or equity security of the Company (including Series A Units and Series B Units) or create any Lien or incur other Indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees;
(e)    enter into any contracts or arrangements not contemplated by the Scheme Transaction, or hire any employees; or
(f)    take any action that would render any of the Company’s representations and warranties in Article III untrue on the Closing Date.
SECTION 5.04.    Fees and Expenses. Except as otherwise provided herein and in the Letter Agreement, all fees and expenses incurred in connection with the Mergers and the other Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid (i) by the party incurring such fees or expenses or (ii), in respect of those fees and expenses incurred by the Company, by the Company Members and not by the Company, whether or not the Mergers are consummated.
SECTION 5.05.    Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Mergers and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent (a) required by Law, court process, or by obligations pursuant to any listing agreement with any national securities exchange, or (b) any information about the other party (or parties, as applicable) is in the public domain (including for the avoidance of doubt by virtue of its disclosure in the Announcement, Scheme or the proxy statement to be filed by Parent in connection with the Transactions).
SECTION 5.06.    Transfer Taxes.
(a)    All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes imposed on Merger Sub, the Company, the Surviving LLC or the Surviving Company (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the Transactions shall be borne by the Company, unless any analogous transfer Taxes are payable by Parent under the Scheme, in which case, Transfer Taxes shall be borne by Parent; provided, that Parent and its Affiliates do not take any position or action inconsistent with Sections 5.06(b) and (c) below.
(b)    The parties acknowledge and agree that the Subsequent Merger is intended to be effected at such time as the shares in Target remain admitted to trading on AIM and therefore any actual or deemed transfer of shares in Target (for United Kingdom Tax purposes) should be exempt from United Kingdom stamp duty and United Kingdom Stamp Duty Reserve Tax.
(c)    Notwithstanding Section 5.06(b) above, in respect of the transfer by operation of law of the shares in Target pursuant to the Subsequent Merger, the parties acknowledge that a stock transfer form will be entered into between Parent and the Company on the Closing Date documenting the change of ownership of the shares in Target for no consideration and for which “Certificate 2” shall be certified to reflect the exemption noted at Section 5.06(b) in the event that the market value rule in section 47 Finance Act 2019 applies to the transaction to deem market value consideration to be given for the change in ownership for UK stamp duty purposes. The Company shall take such commercially reasonable steps as required to ensure that such shares are in certificated form on the date such stock transfer form is entered into. Parent acknowledges and agrees that nothing in this Agreement or the irrevocable undertaking given by the Company to Parent on or around the date of this Agreement shall prevent such stock transfer form being delivered or such other steps as are reasonably required by the Company to document the change in ownership of the shares in Target pursuant to the Subsequent Merger in the manner contemplated by this Section 5.06(c).
SECTION 5.07.    Tax Matters.
(a)    It is the intention of the parties hereto that, for U.S. federal income tax purposes: (i) the Mergers, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the share-for-share exchange occurring pursuant to the Scheme Transaction will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and (iii) this Agreement constitutes a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations (clauses (i) through (iii), collectively, the “Intended Tax Treatment”). Unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code (or a similar determination under applicable state or local Law), the parties to this Agreement shall file all U.S. federal, state and local Tax Returns in a manner consistent with the Intended Tax Treatment, and no party shall take or cause another to take, a position or action inconsistent with such treatment, or fail to take, or knowingly fail to cause another to take, a position or action, where the failure to take such position or action is inconsistent with such treatment.
(b)    Parent shall not take any action that is not contemplated by this Agreement and that would result in the failure to satisfy the continuity of business enterprise requirement of Treasury Regulations Section 1.368-1(d) in connection with the Transactions.
(c)    Parent covenants that neither Parent, Parent’s subsidiaries, nor a “related person” (as defined for purposes of Treasury Regulations Section 1.368-1(e)(4)) with respect to Parent (a “Related Person”), nor any entity or arrangement that is treated as a partnership for federal income tax purposes and in which Parent, Parent’s subsidiaries, or a Related Person is treated for federal income tax purposes as owning a direct or indirect interest, will, in connection with the Mergers (as determined for purposes of Treasury Regulations Section 1.368-1(e)), redeem or otherwise acquire any of the shares of Parent Common Stock transferred in connection with the Mergers, such that the continuity of interest requirement of Treasury Regulations Section 1.368-1(e) is not satisfied.
(d)    The Company and the Company Members jointly covenant that the Company will not distribute or otherwise dispose of, or caused to be distributed or otherwise disposed of, any of the assets held by the Company, such that the “substantially all of the properties” requirement described in Section 368(a)(1)(C) of the Internal Revenue Code and Rev. Proc. 77-37, 1977-2 C.B. 568 is not satisfied.
(e)    Each of Parent, Merger Sub and the Company hereby adopts this Agreement as a plan of reorganization within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.
(f)    Prior to the Effective Time, the Company shall deliver to Parent (i) a certificate, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the

Internal Revenue Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Internal Revenue Code, and (ii) a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2) (the certificate and notice, collectively the “FIRPTA Certificate”).
SECTION 5.08.    Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
SECTION 5.09.    Takeover Laws. Parent and the Parent Board shall (a) take no action to cause any Takeover Law (other than the Takeover Code) to become applicable to this Agreement, the Mergers or any of the Transactions and (b) if any Takeover Law (other than the Takeover Code) is or becomes applicable to this Agreement, the Mergers or any of the Transactions, use its reasonable best efforts to ensure that the Mergers and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Mergers and the other Transactions.
SECTION 5.10.    Section 16 Matters. Prior to the Effective Time, Parent and the Company shall use reasonable efforts to take all such steps as may be required to cause any acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act. Parent and the Company shall provide to counsel to the other party copies of the resolutions to be adopted by their respective boards of directors or other governing body to implement the foregoing, and the Company shall notify Parent of any actions required in this regard reasonably in advance of the time required for performance.
SECTION 5.11.    Parent Board.
(a)    As a condition and an inducement to the Company’s willingness to enter into this Agreement, the Parent Board is, concurrently with the execution and delivery of this Agreement, adopting resolutions (the “Parent Board Resolutions”) effective as of immediately prior to the Effective Time (i) increasing the Parent Board to nine directors and (ii) appointing to the Parent Board the natural person set forth on Schedule 5.11 (such right to appoint such natural person on Schedule 5.11 and the right to appoint any successor or replacement of such natural person to the Parent Board after the Effective Time, collectively, the “RM Appointment Rights” and such natural person (or such natural person’s successor or replacement), the “RM Director”)). As of the Closing Date, such Parent Board Resolutions remain in full force and effect and have not been modified, rescinded, amended or withdrawn.
(b)    For so long as the Company Members (as of immediately prior to the Effective Time) and their Affiliates collectively hold a number of shares of Parent Common Stock representing at least 10% of the outstanding shares of Parent Common Stock, such Company Members shall have the RM Appointment Rights, it being understood and agreed, for the avoidance of doubt, that upon such time as such Company Members and their Affiliates shall collectively hold less than such amount, the then-existing RM Director shall have the right to continue to serve on the Parent Board until the end of such RM Director’s applicable term; provided, for the avoidance of doubt, the RM Appointment Rights and the rights and restrictions under Section 5.11(a) shall immediately cease and terminate upon such Company Members and their Affiliates collectively holding such number of shares of Parent Common Stock representing less than 10% of the outstanding shares of Parent Common Stock. From and after the date of the Parent Board Resolutions, and so long as the Company Members (as of immediately prior to the Effective Time) have the RM Appointment Rights, Parent shall not increase the size of the Parent Board beyond nine directors without the consent of the RM Director. In the event any RM Director is unable or unwilling to serve as a director on the Parent Board, then prior to the Effective Time (with respect to the initial RM Director set forth on Schedule 5.11) and otherwise for so long as the RM Appointment Rights remain in effect, the Parent Board will take all action as is reasonably necessary to appoint an alternative or replacement RM Director to the Parent Board as designated by the Company Members (as of immediately prior to the Effective Time).
SECTION 5.12.    Notice of Certain Events. During the period from the date of this Agreement until the Closing, each of Parent, Merger Sub and the Company shall promptly notify the other parties hereto of:
(a)    any material written notice or other material written communication from any Governmental Entity delivered in connection with the Transactions; or
(b)    any event, condition, fact or circumstance that would make the timely satisfaction of the condition set forth in Section 6.01 impossible or reasonably unlikely to occur.
SECTION 5.13.    Cooperation.From the date hereof until the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, in order to assist Parent in connection with meeting certain regulatory clearance conditions set forth in Appendix 1 of the Announcement, the Company shall, and shall use commercially reasonable efforts to cause its Affiliates (to the extent necessary) to, upon Parent’s reasonable request, reasonably cooperate (subject to, and in accordance with, applicable Law) with Parent in the preparation of any filings, including notifications and responses to requests for information, with Governmental Entities that may be reasonably necessary or advisable under applicable Laws (including an obligation by the Company to make any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to the extent required to be made by the Company, the fees and expenses of which will be paid by Parent) in order to obtain all authorizations, consents, orders and approvals of Governmental Entities (including, for the avoidance of doubt, any regulatory clearances) that may be or become necessary or advisable, to consummate and make effective as promptly as reasonably practicable the performance of the transactions contemplated by the Co-Operation Agreement and the Announcement. To the extent necessary, the Company Members or their Affiliates, as applicable, shall have primary responsibility for responding to any requests for information addressed to the Company Members or their Affiliates, as applicable, which are received from any Governmental Entity or for any notifications to any Governmental Entity for which the Company Members, or their Affiliates, as applicable, have the principal legal obligation to make under applicable Laws, and the obligations on the Company set out in this Section 5.13 shall then apply to Parent mutatis mutandis.
ARTICLE VI

Condition Precedent
SECTION 6.01.    Condition to Each Party’s Obligation To Effect The Mergers. The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the condition that the Court shall have issued the Court Order.
ARTICLE VII

Termination, Amendment and Waiver

SECTION 7.01.    Termination. This Agreement may be terminated at any time prior to the Effective Time:
(a)    by mutual written consent of Parent, Merger Sub and the Company, subject to any required Panel consent; or
(b)    by either Parent or the Company:
(i)    if the Co-Operation Agreement has terminated or expired for any reason; or
(ii)    if the Effective Time has not occurred by the Long Stop Date.
The right of any party hereto to terminate this Agreement pursuant to this Section 7.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.
SECTION 7.02.    Effect of Termination; Procedure for Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than Section 5.04, this Section 7.02 and Article VIII, which provisions shall survive such termination; provided, however, that nothing contained in this Section 7.02 shall relieve any party hereto from any liability for any willful and material breach of a representation or warranty or any willful and material breach of any covenant contained in this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, require written notice thereof to the other parties hereto as contemplated by Section 8.02.
SECTION 7.03.    Amendment. This Agreement may be duly amended by the parties hereto at any time before or after approval of the matters presented in connection with the Mergers. Without limiting the terms of Section 7.04, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
SECTION 7.04.    Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and/or (c) waive compliance with any of the covenants, agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
ARTICLE VIII

General Provisions
SECTION 8.01.    Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties set forth in Section 5.07 or which by its terms contemplates performance after the Effective Time.

SECTION 8.02.    Notices. Any notice required to be given hereunder shall be sufficient if in writing and shall be deemed to have been duly given (a) if by reliable overnight delivery service (with proof of service) or hand delivery, on the next Business Day or (b) if sent by email, on the date delivered (provided some form of confirmation email receipt is obtained), in each case as addressed as follows:
(a)    if to Parent or Merger Sub, to
Jounce Therapeutics, Inc.
780 Memorial Drive
Cambridge, MA 02139
Attention: Kim Drapkin, Treasurer and Chief Financial Officer
Email: [***]
with a copy to (which will not constitute notice):
Ropes & Gray LLP
800 Boylston Street
Prudential Tower
Boston, MA 02199-3600
Attention:    Christopher D. Comeau
    Emily J. Oldshue
Email:    [***]
    [***]

(b)    if to the Company, to
c/o Redmile Group, LLC
One Letterman Drive, Suite D3-300
San Francisco, CA 94129
Attention: Jennifer Ciresi
Email: [***]
with a copy to (which will not constitute notice):
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention:    Scott R. Williams
    Ian Helmuth
    Cameron S. Stanton
Email:    [***]
    [***]
    [***]
SECTION 8.03.    Definitions. For purposes of this Agreement:
An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of Section 5.11(b), Affiliates of any Company Member shall be deemed to include any investment fund, investment account, investment vehicle or holding company that is managed or advised by Redmile Group, LLC. “control” has the meaning specified in Rule 405 under the Securities Act.

“Ancillary Agreement” means the Registration Rights Agreement, the Support Agreements, the Letter Agreement and any other agreement entered into in by the parties hereto in connection with the Transactions.
“Business Day” has the meaning set forth in the Co-Operation Agreement.
“Companies Act” means the UK Companies Act 2006.”
“Confidentiality Agreement” means the confidentiality agreement between Target and Parent, as amended, supplemented or otherwise modified from time to time.
“Convertible Loan Notes” has the meaning set forth in the Announcement.
“Court” has the meaning set forth in the Co-Operation Agreement.
“Court Order” has the meaning set forth in the Co-Operation Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Governmental Entity” means any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency or commission or enforcement body or other governmental or quasi-governmental authority or instrumentality (in each case whether federal, state, provincial, territorial, local, foreign, international or multinational).
“Indebtedness” means, without duplication, (a) any indebtedness or other obligation for borrowed money, whether current, short-term or long-term and whether secured or unsecured; (b) any indebtedness evidenced by any note, bond, debenture or other security or similar instrument, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations or other financial agreements or arrangements entered into for the purpose of limiting or managing interest rate risks; (d) any monetary obligations under any leasing or other capitalized lease obligations; (e) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (f) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (g) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (h) any direct or indirect liability, contingent or otherwise, with respect to any indebtedness, lease, dividend or other obligation if the primary purpose or intent of incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (i) all guaranties, endorsements and assumptions in respect of the foregoing clauses (a) through (i).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“IRS” means the United States Internal Revenue Service.

“Judgment” means any judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by any Governmental Entity (in each case whether temporary, preliminary or permanent).
“Law” means any federal, state, provincial, territorial, local, foreign, international or multinational treaty, constitution, statute or other law, ordinance, rule or regulation (including, for the avoidance of doubt, the Takeover Code).
“Lien” means any mortgage, lien, security interest, debenture, pledge, reservation, equitable interest, charge, easement, lease, sublease, conditional sale or other title retention agreement, right of first refusal, repurchase right, hypothecation, covenant, servitude, right of way, variance, option, warrant, claim, community property interest, restriction (including any restriction on use, voting, transfer, alienation, receipt of income or exercise of any other attribute of ownership) or encumbrance of any kind and including any lien or charge arising by Law.
“Long Stop Date” means July 31, 2023, or such later date as may be agreed in writing Parent and Target (with the Panel’s consent and as the Court may approve (if such approval is required)).
“Nasdaq” means The NASDAQ Global Select Market.
“Note Purchase Agreement” means the note purchase agreement, dated June 29, 2020, in respect of sterling convertible notes in an aggregate amount of the sterling equivalent of $29,000,000 entered into by the Target (as issuer) with the Company and Sofinnova Crossover I SLP (as purchasers), Global Loan Agency Services Limited (as purchasers’ representative) and GLAS Trust Corporation Limited (as security agent).
“Ordinary Course of Business” means, with respect to an action taken by any Person, an action that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of the business of such Person.
“Panel” means the UK Panel on Takeover and Mergers.
“Parent Common Stock” means the shares of common stock, par value $0.001 per share, of Parent.
“Parent Subsidiary” means any subsidiary of Parent.
“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.
“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, investigation (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.
“Regulatory Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to (a) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition or (b) protect the national security or the national economy of any nation.

“Representatives” means, with respect to any Person, any officer, director and/or employee of such Person or any financial advisor, attorney, accountant or other agent, advisor or representative of such Person.
“Scheme Per Share Stock Consideration” means the number of shares of Parent Common Stock payable in respect of each of the Scheme Shares (as defined in the Announcement) under the terms of the Scheme as determined by the Exchange Ratio (as defined in the Announcement).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933.
“Series A Per Share Stock Consideration” means a number of shares of Parent Common Stock calculated as follows: (a) (i) the aggregate number of Target Shares held by the Company (other than Target Shares received as a result of the conversion of the Convertible Loan Notes pursuant to Section 5.01) immediately prior to the Effective Time, multiplied by (ii) the Scheme Per Share Stock Consideration, the product of which shall be divided by (b) the aggregate number of issued and outstanding Series A Units immediately prior to the Effective Time.
“Series A Unit” means the membership interests of the Company designated as “Series A” in the Company Organizational Documents.
“Series B Per Share Stock Consideration” means a number of shares of Parent Common Stock calculated as follows: (a) (i) the aggregate number of Target Shares held by the Company immediately prior to the Effective Time that were received by the Company as a result of the conversion of the Convertible Loan Notes pursuant to Section 5.01 multiplied by (ii) the Scheme Per Share Stock Consideration, the product of which shall be divided by (b) the aggregate number of issued and outstanding Series B Units immediately prior to the Effective Time.
“Series B Unit” means the membership interests of the Company designated as “Series B” in the Company Organizational Documents.
A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.
“Target Share” means the existing unconditionally allotted or issued and fully paid ordinary shares of 1 pence each in the capital of Target and any further such ordinary shares which are unconditionally allotted or issued before the Scheme becomes effective.
“Takeover Code” means the City Code on Takeovers and Mergers.
“Takeover Laws” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other antitakeover Laws.
“Taxes” means (a) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (b) liability for amounts described in (a) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated or unitary basis, or as a result of being a transferee or successor.
“Tax Return” means any return, declaration, statement, report, schedule, form, information return or similar statement required to be filed with respect to any Tax, including any amended Tax return, claim for refund, or declaration of estimated Tax.
“Third Party” means any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) other than, in the case of the Company, Parent and its Affiliates, and, in the case of Parent, the Company and its Affiliates.
“Treasury Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Internal Revenue Code.
“UK Security Agreement” means the English law debenture dated July 21, 2020 between the Security Agent and the Chargor(s) (each as defined in the UK Security Agreement).
Index of Other Defined Terms
Affiliate    23
Agreement    3
Ancillary Agreement    23
Announcement    3
Business Day    23
Certificate of Readiness    5
Closing    5
Closing Date    5
Companies Act    23
Company    3
Company Member Consent    4
Company Members    4
Company Organizational Documents    10
Confidentiality Agreement    23
Consent    11
control    23
Conversion    3
Convertible Loan Notes    23
Co-Operation Agreement    3
Court    23
Court Order    23
DGCL    4
DLLCA    3
Effective Time    6
Electing Holder    4
Electing Holder Agreement    4
Exchange Act    23
Filing    11
FIRPTA Certificate    18
First Certificate of Merger    6
Governmental Entity    24
Indebtedness    24
Intended Tax Treatment    18
Internal Revenue Code    24
IRS    24

Judgment    24
Law    24
Letter Agreement    4
Lien    24
Long Stop Date    25
Majority Holder(s)    32
Manager    4
Merger    3
Merger Consideration    8
Merger Sub    3
Mergers    4
Nasdaq    25
Note Purchase Agreement    25
Ordinary Course of Business    25
Panel    25
Parent    3
Parent Board    4
Parent Board Resolutions    19
Parent Common Stock    25
Parent Subsidiary    25
Person    25
Proceeding    25
Registration Rights Agreement    4
Regulatory Law    25
Related Person    18
Representatives    25
RM Appointment Rights    19
RM Director    19
Scheme    3
Scheme Per Share Stock Consideration    25
Scheme Transaction    3
SEC    25
Second Effective Time    6
Securities Act    26
Series A Per Share Stock Consideration    26
Series A Unit    26
Series B Per Share Stock Consideration    26
Series B Unit    26
Share Issuance    5
Subsequent Certificate of Merger    6
Subsequent Merger    3
subsidiary    26
Support Agreement    4
Surviving Company    5
Surviving LLC    5
Takeover Code    26
Takeover Laws    26
Target    3
Target Share    26
Tax Return    27
Taxes    26
Third Party    27
Transactions    5
Transfer Taxes    17

Treasury Regulations    27
UK Security Agreement    27

SECTION 8.04.    Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
SECTION 8.05.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.
SECTION 8.06.    Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.
SECTION 8.07.    Entire Agreement; No Third Party Beneficiaries; No Recourse.
(a)    This Agreement, the Ancillary Agreements and the Confidentiality Agreement (although any provisions of the Confidentiality Agreement conflicting with this Agreement shall be governed by this Agreement), (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions, and (ii) except for solely with respect to each Affiliate and Representative of Parent and its successors and assigns, are not intended to confer upon any Person other than the parties any rights or remedies. Notwithstanding the immediately preceding sentence, from and after the Closing, each Company Member shall be a third party beneficiary to this Agreement and shall be entitled to enforce any and all provisions hereof and any rights of the

Company hereunder, provided that any enforcement or exercise of rights on behalf of all Company Members must be effective by the Majority Holders or through a duly constituted and authorized single representative of the Company Members.
(b)    Except as expressly provided in Section 8.07(a), this Agreement may only be enforced against, and a claim or cause of action based upon, arising out of, or related to this Agreement may only be brought by, the expressly named parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party hereto, no present, former or future Affiliate, officer, director, manager, employee, incorporator, member, partner, limited partner, stockholder, agent, attorney or other Representative of any party or their Affiliates shall have any liability for any obligations or liabilities set forth in this Agreement, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, agreements or covenants of any party under this Agreement for any claim based upon, in respect of, or by reason of, the Transactions or in respect of any representations made or alleged to have been made in connection herewith or therewith. The provisions of this Section 8.07(b) are intended to be for the benefit of, and enforceable by the Affiliates, officers, directors, managers, employees, incorporators, members, partners, stockholders, agents, attorneys and other Representatives referenced in this Section 8.07(b) and each such Person shall be a third-party beneficiary of this Section 8.07(b). Notwithstanding anything to the contrary, the foregoing shall not relieve any Person from any liability arising under or otherwise limit the enforcement of the Confidentiality Agreement or provide that an award of specific performance is not otherwise an available or appropriate remedy.
SECTION 8.08.    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties and the Company Members. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
SECTION 8.09.    Governing Law. This Agreement and all Proceedings arising hereunder shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof that would require the application of the Laws of any other jurisdiction.
SECTION 8.10.    Jurisdiction; Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). In addition, each of the parties irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any Judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.10 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.10, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Proceeding in such court is brought in an inconvenient forum, (ii) the venue of such Proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Company, Parent and Merger Sub hereby consents to service being made through the notice procedures set forth in Section 8.02 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 8.02 shall be effective service of process for any Proceeding in connection with this Agreement or the Transactions.
SECTION 8.11.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.
SECTION 8.12.    Majority Holder(s). Notwithstanding anything to the contrary in this Agreement or in any Electing Holder Agreement, the parties hereto acknowledge and agree that in the event there is a desire by that Person (or group of Persons) entitled to receive a majority of aggregate amount of the Parent Common Stock contemplated to be issued as Merger Consideration under this Agreement and all of the Electing Holder Agreements (the “Majority Holder(s)”) to waive performance of any obligation or satisfaction of any condition hereunder or under any Electing Holder Agreement, amend, modify or supplement any provision of this Agreement or any Electing Holder Agreement, or to provide any consent or approval with respect to any matter contemplated by this Agreement or any Electing Holder Agreement, as the case may be, such waiver, amendment, modification, supplement, consent or approval shall be deemed to apply in a corresponding manner to this Agreement and each Electing Holder Agreement. The parties hereto further acknowledge and agree that any amendment, modification or supplement to this Agreement or any Electing Holder Agreement shall require the prior written approval of the Majority Holder(s).
SECTION 8.13.    Effectiveness of this Agreement. Notwithstanding anything to the contrary herein, the effectiveness of this Agreement shall be conditional on, and shall take effect only upon, the release of the Announcement via a Regulatory Information Service on the date of the Co-Operation Agreement (or such other date as the Parties may agree in accordance with the Co-Operation Agreement).
[Signatures follow on next page]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

PARENT:
JOUNCE THERAPEUTICS, INC.

By:    /s/Kim C. Drapkin
Name:    Kim C. Drapkin
Title:    Chief Financial Officer and Treasurer

MERGER SUB:
EVERGREEN MERGER SUB 1, LLC

By:    /s/Kim C. Drapkin
Name:    Kim C. Drapkin
Title:    President and Treasurer

[Signature Page to Agreement and Plan of Merger]

COMPANY:
RM SPECIAL HOLDINGS 3, LLC

By: Redmile Group, LLC, its Manager

By:    /s/Joshua Garcia
Name:    Joshua Garcia
Title:    Chief Financial Officer

Exhibit A

Announcement

See attached.

Exhibit B

Co-Operation Agreement

See attached.

Exhibit C

Form of Letter Agreement

See attached.

February 23, 2023
Jounce Therapeutics, Inc.
780 Memorial Drive
Cambridge, MA 02139
Attention: Kim Drapkin, Treasurer and Chief Financial Officer
Email: [***]

Re:    Letter Agreement
To Whom It May Concern:
Reference is hereby made to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Jounce Therapeutics, Inc., a Delaware corporation (“Parent”), Evergreen Merger Sub 1, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), and RM Special Holdings 3, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

As a material inducement for Parent to execute and deliver the Merger Agreement, each of the Company Members is entering into this letter agreement with Parent (this “Letter Agreement”). In consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Indemnification.
(a)From and after the Effective Time, the Company Members shall be liable for, and shall indemnify Parent, its Affiliates (including the Surviving Company) and each of their respective Representatives (each, a “Parent Indemnitee” and collectively, the “Parent Indemnitees”) from and against any and all claims, losses, damages, liabilities, obligations or out-of-pocket costs or expenses, including without limitation reasonable attorney’s fees and expenses and whether or not arising from third party claims (collectively, “Losses”) suffered or incurred by such Parent Indemnitee to the extent arising out of any breach of any representation or warranty of the Company contained in Section 3.02 (Equity Interests) and Section 3.06 (No Undisclosed Liabilities) of the Merger Agreement as though such representation or warranty was made as of the Closing Date.
(b)Notwithstanding the foregoing or anything to the contrary herein, no Company Member shall be required to indemnify any Parent Indemnitee, and shall not have any liability under Section 1(a) for any Losses in excess of such Company Member’s Pro Rata Share times $197,800,000. As used in the Letter Agreement, “Pro Rata Share” means each Company Member’s proportionate share of the Merger Consideration expressed as a percentage and as set forth on Annex A attached hereto.
(c)Parent acknowledges that its sole and exclusive remedy with respect to any and all claims relating to the matters addressed by Section 3.02 (Equity Interests) and Section 3.06 (No Undisclosed Liabilities) of the Merger Agreement shall be pursuant to the indemnification provisions set forth in this Letter Agreement. In furtherance of the foregoing, Parent, on behalf of itself and the Parent Indemnitees (including the Surviving Company), hereby waives, to the fullest extent permitted under Law, any
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and all rights, claims and causes of action (other than claims of, or causes of action arising out of, actual fraud by the Company Members) for damages it may have against any Company Member arising out of the matters addressed by Section 3.02 (Equity Interests) and Section 3.06 (No Undisclosed Liabilities) of the Merger Agreement, any Law or otherwise (except pursuant to the indemnification provisions set forth in this Letter Agreement).
(d)Notwithstanding the foregoing or anything to the contrary herein, the obligations of the Company Members under this Section 1 shall be several and not joint, and with respect to any indemnifiable Losses hereunder, no Company Member shall be required to indemnify any Parent Indemnitee, and no Company Member shall have any liability, in excess of such Company Member’s Pro Rata Share of such indemnifiable Losses (and subject to the other limitations set forth in this Letter Agreement).
2.Calculation of Losses. The amount of any Loss for which indemnification is provided under this Letter Agreement shall be net of any amounts recovered or recoverable by the Parent Indemnitees under any insurance policy or against any third party with respect to such Loss, and the Parent Indemnitees shall take all reasonable steps to pursue any such available recoveries. If a Parent Indemnitee recovers under any insurance policy or against any third party, with respect to any Loss for which a Company Member has actually made an indemnification payment pursuant to this Letter Agreement, such Parent Indemnitee shall promptly pay over to the Company Members the amount so recovered but not in excess of the amount previously paid by the Company Members to or on behalf of the Parent Indemnitees in respect of such claim.
3.Survival. The representations and warranties of the Company contained in (a) Section 3.02 (Equity Interests) and Section 3.06 (No Undisclosed Liabilities) (other than any such representations and warranties set forth in Section 3.06 (No Undisclosed Liabilities) to the extent such representations and warranties relate to Taxes (the “Specified Tax Reps”)) of the Merger Agreement and the corresponding indemnification obligation under this Letter Agreement shall survive the Closing for one year, and (b) the Specified Tax Reps and the corresponding indemnification obligation under this Letter Agreement shall survive the Closing until December 31, 2025. Notwithstanding anything to the contrary contained herein, except in the case of actual fraud (i) Parent shall be deemed to have waived in full, and the Company Members shall have no indemnification or other obligations with respect to, any breach of any of the Company’s representations, warranties, covenants and agreements at or before the Closing, and (ii) the Company Members shall be deemed to have waived in full, and Parent shall have no indemnification or other obligations with respect to, any breach of any of Parent’s representations, warranties, covenants and agreements at, before or following the Closing.
4.Company Member Consent. By execution of this Letter Agreement, each Company Member hereby consents to (a) the Company’s entry into the Merger Agreement and the Registration Rights Agreement and any other agreement entered into by the Company in connection with the Transactions (the “Ancillary Agreements”), and (b) the Company performing each of its obligations under the Merger Agreement and Ancillary Agreements and to consummate the Transactions. Further, each Company Member hereby irrevocably waives any appraisal rights or dissenter’s rights which such Company Member might otherwise have in connection with its ownership of any Specified Company Interests (as defined herein), as applicable, under applicable Law in connection with the Transactions.
5.Representations and Warranties of the Company Members. Each Company Member severally and not jointly represents and warrants to Parent as of the date hereof and as of the Effective Time, as follows:
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(a)Each Company Member is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or limited liability company power and authority to conduct its businesses as presently conducted. Each Company Member is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties make such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to, individually or in the aggregate, be materially adverse to such Company Member.
(b)Each Company Member has full power and authority to execute and deliver this Letter Agreement and Schedule A and to perform and comply with each of its obligations under this Letter Agreement. The execution and delivery by each Company Member of this Letter Agreement and Schedule A and the performance and compliance by each Company Member with each of its obligations under this Letter Agreement have been duly authorized by all necessary corporate or limited liability company action on the part of each Company Member. Each Company Member has duly executed and delivered this Letter Agreement and Schedule A and, assuming the due authorization, execution and delivery by Parent of this Letter Agreement, this Letter Agreement and Schedule A constitute a legal, valid and binding obligation of each Company Member, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.
(c)The execution and delivery by each Company Member of this Letter Agreement and Schedule A does not result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent or any right of termination, cancellation, acceleration or material modification of any obligation or right, or result in the creation of any Lien upon any of the properties or assets of such Company Member under, any provision of (i) such Company Member’s organizational documents, (ii) any Contract to which such Company Member is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Law applicable to such Company Member or its respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, consents, terminations, cancellations, accelerations, modifications or Liens that would not reasonably be expected to, individually or in the aggregate, materially impair such Company Member from performing its obligations hereunder or prevent or unreasonably delay the consummation of any of the transactions contemplated hereby.
(d)No Consent of, or Filing with, any Governmental Entity is required to be obtained or made by or with respect to such Company Member in connection with the execution and delivery of this Letter Agreement or Schedule A, the performance hereof or the consummation of the transactions contemplated hereby, other than Consents and Filings the failure of which to obtain or make has not had and would not reasonably be expected to, individually or in the aggregate, materially impair such Company Member from performing its obligations hereunder or prevent or unreasonably delay the consummation of any of the transactions contemplated hereby.
(e)Each Company Member is the sole legal, record and beneficial owner of the Company Interests set forth opposite such Company Member’s name in Schedule 3.02 to the Merger Agreement (the “Specified Company Interests”), with good title to the Specified Company Interests and full power and authority to sell, assign and transfer the Specified Company Interests free and clear of all Liens (other than
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transfer restrictions pursuant to securities laws), without material conflict, violation or breach of any Contract or Law to which such Company Member or such Specified Company Interests, as applicable, are subject or by which such Company Member or such Specified Company Interests, as applicable, are bound. Other than the Specified Company Interests, each Company Member does not own, beneficially or of record, directly or indirectly, any other equity interests in the Company, nor is any Company Member entitled to receive or acquire, any other equity interests in the Company or any options, warrants, convertible securities or other rights to acquire, directly or indirectly, any equity interests in the Company.
(f)Each Company Member (i) is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Parent Common Stock only for his, her or its own account and not for the account of others, and (iii) is not acquiring the Parent Common Stock with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). No Company Member is (A) an entity formed for the specific purpose of acquiring the Parent Common Stock and (B) a natural person.
(g)Each Company Member acknowledges and agrees that the Parent Common Stock are being offered in a private placement transaction not involving any public offering within the meaning of the Securities Act and that the Parent Common Stock have not been registered under the Securities Act. Each Company Member acknowledges and agrees that the Parent Common Stock may not be offered, resold, transferred, pledged or otherwise disposed of by the Company Member absent an effective registration statement under the Securities Act, except (i) to Parent or a subsidiary thereof, (ii) in an “off-shore transaction” within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Parent Common Stock shall contain a restrictive legend to such effect. Each Company Member acknowledges and agrees that the Parent Common Stock will be subject to transfer restrictions and, as a result of these transfer restrictions, the Company Member may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Parent Common Stock and may be required to bear the financial risk of an investment in the Parent Common Stock for an indefinite period of time. Each Company Member shall not engage in hedging transactions with regard to the Parent Common Stock unless in compliance with the Securities Act. Each Company Member acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Parent Common Stock.
(h)Each Company Member acknowledges and agrees that the book-entry position representing the Parent Common Stock will bear or reflect, as applicable, a legend substantially similar to the following:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY NOT BE OFFERED, RESOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF BY THE HOLDER ABSENT AN EFFECTIVE REGISTRATION STATEMENT
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UNDER THE SECURITIES ACT EXCEPT (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.”
(i)Each Company Member’s acquisition and holding of the Parent Common Stock will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code or any applicable similar law.
(j)Each Company Member acknowledges and agrees that such Company Member has received such information as such Company Member deems necessary in order to enter into this Letter Agreement, and understands all of the terms of this Letter Agreement, the Merger Agreement and the Ancillary Agreements, as applicable. Each Company Member acknowledges and agrees that the Company Member and its professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Company Member and such Company Member’s professional advisor(s), if any, have deemed necessary to enter into this Letter Agreement. Each Company Member acknowledges that in connection with the Merger, Parent will be making filings under the Securities Act, including a proxy statement (the “Proxy Statement”), which will contain additional information about the Merger and the Company, which such Company Member will not have the opportunity to review prior to entering into this Letter Agreement.
(k)Each Company Member became aware of this offering of Parent Common Stock solely by means of direct contact between such Company Member and Parent, the Company or their respective Representatives, and the Parent Common Stock is being offered to such Company Member solely by direct contact between the Company Member and Parent, the Company or their respective Representatives. Each Company Member did not become aware of this offering of Parent Common Stock, nor were shares of the Parent Common Stock offered to such Company Member, by any other means.
(l) Each Company Member acknowledges that it is aware that there are substantial risks incident to the ownership of the Parent Common Stock, including those set forth in Parent’s filings with the U.S. Securities and Exchange Commission (“SEC”) and which will be more fully set forth in Parent’s Proxy Statement.
(m) Alone, or together with any professional advisor(s), each Company Member has analyzed and considered the risks of an investment in the Parent Common Stock and determined that such Company Member is able at this time and in the foreseeable future to bear the economic risk of a total loss of its investment in Parent by virtue of the Merger. Each Company Member acknowledges specifically that a possibility of total loss exists.
(n)Each Company Member acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Parent Common Stock or made any findings or determination as to the fairness of any investment in the Parent or Parent Common Stock.
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(o)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 5, EACH COMPANY MEMBER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH COMPANY MEMBER OR ANY OF ITS AFFILIATES, EQUITYHOLDERS OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES, EQUITY INTERESTS, BUSINESSES OR OPERATIONS, AND EACH COMPANY MEMBER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY, IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS LETTER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING HEREIN SHALL EXCUSE ANY FRAUD COMMITTED, OR IMPAIR OR PRECLUDE RECOVERY IN RESPECT OF FRAUD.
Notwithstanding anything to the contrary herein, except in the case of actual fraud by the Company Members, none of the representations and warranties of the Company Members in this Letter Agreement shall survive the Effective Time.

6.Fees and Expenses. Except as otherwise provided herein or in the Merger Agreement, all fees and expenses incurred in connection with the Mergers and the other Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid (i) by the party incurring such fees or expenses or (ii), in respect of those fees and expenses incurred by the Company, by the Company Members and not by the Company, whether or not the Mergers are consummated.
7.Tax Matters. The Company Members jointly covenant that the Company will not distribute or otherwise dispose of, or caused to be distributed or otherwise disposed of, any of the assets held by the Company, such that the “substantially all of the properties” requirement described in Section 368(a)(1)(C) of the Internal Revenue Code and Rev. Proc. 77-37, 1977-2 C.B. 568 is not satisfied.
8.Procedures.
(a)Third Party Claims. In order for a Parent Indemnitee to be entitled to any indemnification provided for under Section 1 in respect of, arising out of or involving a claim made by any Person not a party hereto against any Parent Indemnitee (a “Third Party Claim”), such Parent Indemnitee must notify the Company Members in writing of such Third Party Claim (setting forth in reasonable detail the facts giving rise to such Third Party Claim (to the extent known by the Parent Indemnitee) and the amount or estimated amount (to the extent reasonably estimable) of Losses arising out of such Third Party Claim) promptly after receipt by such Parent Indemnitee of notice of such Third Party Claim. Thereafter, the Parent Indemnitee shall deliver to the Company Members, promptly (and in any event within five Business Days) after the Parent Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Parent Indemnitee relating to the Third Party Claim.
(b)Assumption. If a Third Party Claim is made against a Parent Indemnitee, the Company Members shall be entitled to participate in the defense thereof and (unless the Company Members are also a party to such Third Party Claim and the Parent Indemnitee provides the Company Members with written advice of outside counsel to the Parent Indemnitee to the effect that there are legal defenses available to the Parent Indemnitee that are different from or additional to those available to the Company Members that, if the Parent Indemnitee and the Company Members were to be represented by the same counsel, would constitute a conflict of interest for such
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counsel or prejudice the prosecution of the defenses available to such Parent Indemnitee), if it so chooses, to assume the defense thereof with counsel selected by the Company Members; provided, however, that such counsel is not reasonably objected to by the Parent Indemnitee. The assumption of the defense of any Third Party Claim shall not require the Company Members to agree to be liable for any Losses in respect of such Third Party Claim and shall be without prejudice to any rights or defenses of the Company Members in respect of whether any Parent Indemnitee is entitled to indemnification for any particular Loss. If the Company Members assume the defense of a Third Party Claim in accordance with this Section 8(b), the Company Members shall not be liable to the Parent Indemnitee for any legal expenses incurred by the Parent Indemnitee in connection with the defense thereof. Any such participation or assumption shall not constitute a waiver by any party of any attorney-client privilege in connection with such Third Party Claim. If the Company Members assume the defense of a Third Party Claim in accordance with this Section 8(b), the Parent Indemnitees shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the Company Members), at their own expense, separate from the counsel employed by the Company Members, it being understood that the Company Members shall control such defense. If the Company Members choose to defend or prosecute a Third Party Claim, all the Parent Indemnitees shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Company Members’ request) the provision to the Company Members of records and information that are reasonably relevant to such Third Party Claim, and making employees available at such times and places as may be reasonably necessary to defend against such Third Party Claim for the purpose of providing additional information, explanation or testimony in connection with such Third Party Claim. Whether or not the Company Members assume the defense of a Third Party Claim, the Parent Indemnitees shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Company Members’ prior written consent, not to be unreasonably withheld, conditioned or delayed. If the Company Members assume the defense of a Third Party Claim, the Company Members shall not settle such Third Party Claim without the consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), except that the Company Members shall have the right to settle such Third Party Claim without the consent of Parent if such settlement (i) does not involve any admission by Parent of any violation of criminal Law, (ii) does not involve any relief against Parent other than monetary damages and (iii) provides a customary release of Parent in connection with such Third Party Claim.
(c)If the Company Members choose to defend any Third Party Claim, the Parent Indemnitees (i) shall not, without the prior written consent of the Company Members (which consent shall not be unreasonably withheld, conditioned or delayed) cause, or agree to, the waiver of the attorney-client privilege, attorney work-product immunity or any other privilege or protection in respect of confidential legal memoranda and other privileged materials drafted by, or otherwise reflecting the legal advice of, internal or outside counsel of a Parent Indemnitee (the “Subject Materials”) relating to such Third Party Claim and (ii) shall, upon the reasonable request of the Company Members, make reasonably available to the Company Members such books, records or other documents and employees and Representatives reasonably related to such Third Party Claim or any related claim or counterclaim that are within the Parent Indemnitee’s possession and control that are necessary or appropriate for such litigation or other legal proceeding or for any internal or external audit work in respect of such Third Party Claim conducted by the Company Members. Each party hereto mutually acknowledges and agrees, on behalf of itself and its Affiliates, that (A) each shares a common legal interest in preparing for the defense of legal proceedings, or
7

potential legal proceedings, arising out of, relating to or in respect of any actual or threatened Third Party Claim or any related claim or counterclaim, (B) the sharing of Subject Materials will further such common legal interest and (C) by disclosing any Subject Materials to and/or sharing any Subject Materials with the Company Members, the Parent Indemnitees shall not waive the attorney-client privilege, attorney work-product immunity or any other privilege or protection.
(d)Other Claims. In the event any Parent Indemnitee has a claim against the Company Members under Section 1 that does not involve a Third Party Claim, the Parent Indemnitees shall deliver notice of such claim to the Company Members (setting forth in reasonable detail the facts giving rise to such claim (to the extent known by the Parent Indemnitees) and the amount or estimated amount (to the extent reasonably estimable) of Losses arising out of such claim) promptly after becoming aware of such claim; provided that any deficiencies or delay shall only impact the indemnification obligation to the extent the Company Members are prejudiced.
(e)Mitigation. To the extent that Parent fails to make such reasonable efforts to mitigate or resolve any claim or liability and such failure increases indemnified costs, then notwithstanding anything else to the contrary contained herein, the Company Members shall not be required to indemnify any Parent Indemnitee for any Loss that would reasonably be expected to have been avoided if Parent, as the case may be, had made such efforts.
(f)Reimbursement of Costs and Expenses. In the event of any claim or dispute among the parties hereto as to whether a Purchaser Indemnitee is entitled to indemnification under this Letter Agreement for any particular Loss or Losses, the non-prevailing party in such claim or dispute shall reimburse the prevailing party for reasonable costs and expenses of investigation, assertion, dispute, enforcement, defense (including any reasonable counterclaim) or resolution, including reasonable attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses, incurred by the prevailing party in connection with such claim or dispute.
9.Damages Waiver. OTHER THAN IN THE CASE OF ANY THIRD PARTY CLAIM, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, LOSS OF REVENUES OR PROFITS OR DIMINUTION OF VALUE OR ANY DAMAGES BASED ON ANY TYPE OF MULTIPLE, WHETHER ARISING UNDER ANY LEGAL OR EQUITABLE THEORY OR ARISING UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, ALL OF WHICH ARE HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT ANY PARTY TO THIS LETTER AGREEMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
10.Cooperation with Exchange Agent; Surrender of Specified Company Interests.
(a)Each Company Member agrees to surrender its Specified Company Interests free and clear of all Liens (other than transfer restrictions pursuant to securities laws) at the Effective Time in connection with the Closing.
(b)Each Company Member understands, acknowledges and agrees that (i) the surrender of its Specified Company Interests is not made in acceptable form until receipt by the exchange agent engaged to consummate the Merger, including the exchange of such Company Member’s Specified Company Interests for Pro Rata Shares (the “Exchange Agent”), of a customary letter of transmittal and IRS Form W-8, duly completed and signed, and undertakes to agrees to deliver true, accurate and complete copies of the
8

same to the Exchange Agent upon request, (ii) all questions as to validity, form and eligibility of any surrender of the Specified Company Interests will be determined in the reasonable discretion of the Exchange Agent and the Company, as applicable, and (iii) upon request, such Company Member will execute and deliver any additional documents reasonably necessary or desirable to consummate the exchange of its Specified Company Interests for Pro Rata Shares. All authority conferred or agreed to be conferred in this Letter Agreement shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of each Company Member and shall not be affected by, and shall survive, the dissolution, liquidation, bankruptcy or incapacity of such Company Member. Parent agrees to provide such form of letter of transmittal and IRS Form W-8 no later than 10 Business Days prior to the Closing and to cooperate, and cause the Exchange Agent to cooperate, with the Company Members so such Company Members shall receive their shares of Parent Common Stock as of the Closing.
11.Termination. This Letter Agreement shall automatically terminate (other than Section 6) if the Merger Agreement has terminated in accordance with its terms.
12.Amendment and Assignment. This Letter Agreement may not be amended or assigned without the written consent of the parties hereto, nor shall any waiver be effective against any party unless in writing and executed by such party.
13.Governing Law. This Letter Agreement and all actions arising out of or in connection with this Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions of the State of Delaware or of any other state.
14.WAIVER OF JURY TRIAL. THE PARTIES TO THIS LETTER AGREEMENT HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY TO THIS LETTER AGREEMENT AGAINST ANY OTHER PARTY OR PARTIES TO THIS LETTER AGREEMENT WITH RESPECT TO ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH OR RELATED TO THIS LETTER AGREEMENT. EACH PARTY HERETO REPRESENTS THAT IT HAS CONSULTED WITH COUNSEL REGARDING THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF ITS RIGHT TO A JURY TRIAL.
15.Severability. If any provision of this Letter Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Letter Agreement shall not be affected thereby.
16.Notices. All notices required or permitted to be given by one of the parties to another of the parties shall be sent by certified mail, return receipt requested, or via courier with the ability to show written proof of receipt, to the addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):
If to the Company Members, to each respective Company Member’s address as set forth under such Company Member’s name on the signature pages hereto

If to Parent, to:

Jounce Therapeutics, Inc.
780 Memorial Drive
9

Cambridge, MA 02139
Attention: Kim Drapkin, Treasurer and Chief Financial Officer
Email: [***]

with a copy to (which will not constitute notice):

Ropes & Gray LLP
800 Boylston Street
Prudential Tower
Boston, MA 02199-3600
Attention:    Christopher D. Comeau
    Emily J. Oldshue
Email:    [***]
    [***]

17.Entire Agreement; No Third Party Beneficiaries; No Recourse.
(a)This Letter Agreement, together with the Merger Agreement, (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies.
(b)Other than by a Parent Indemnitee, this Letter Agreement may only be enforced against, and a claim or cause of action based upon, arising out of, or related to this Letter Agreement may only be brought by, the expressly named parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party hereto, no present, former or future Affiliate, officer, director, manager, employee, incorporator, member, partner, limited partner, stockholder, agent, attorney or other representative of any party or their Affiliates shall have any liability for any obligations or liabilities set forth in this Letter Agreement, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the agreements of any party under this Letter Agreement. The provisions of this Section 17(b) are intended to be for the benefit of, and enforceable by the Affiliates, officers, directors, managers, employees, incorporators, members, partners, stockholders, agents, attorneys and other representatives referenced in this Section 17(b) and each such Person shall be a third-party beneficiary of this Section 17(b).
18.Transfers. Nothing herein shall restrict any of the Company Members from transferring their Specified Company Interests in order to effect the Transactions.
19.Counterparts; Effectiveness. This Letter Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Letter Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Letter Agreement.
[Signature Pages Follow]
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Very truly yours,

    [COMPANY MEMBERS]

    By:
        Name:
        Title:

Address:
Attention:
    Email:

[Signature Page to Letter Agreement]

AGREED AND ACCEPTED:

JOUNCE THERAPEUTICS, INC.

By:
Name:
Title:

12

Schedule A
CERTIFICATE OF ACCREDITED INVESTOR STATUS
The purpose of this certificate (this “Certificate”) is to assure Parent that all such offers and purchases of Parent Common Stock to the undersigned Company Member will meet the standards imposed by the Securities Act, and applicable state securities laws.
By signing this Certificate, the undersigned agrees that this information may be provided by Parent to any legal or financial advisors (including Ropes & Gray LLP), and Parent and such advisors may rely on the information set forth in this Certificate for purposes of complying with all applicable securities laws and may present this Certificate to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify Parent of any material change in any of such information prior to the undersigned’s investment in Parent.
Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:
    [__]    The undersigned is a trust with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities, whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.
    [__]    The undersigned is a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; an insurance company as defined in Section 2(a)(13) of the Securities Act; an investment company registered under the United States Investment Company Act of 1940, as amended (the “Companies Act”); a business development company as defined in Section 2(a)(48) of the Companies Act; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or registered pursuant to the laws of a state; an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; a plan with total assets in excess of $5,000,000 established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees; or a private business development company as defined in Section 202(a)(22) of the Advisers Act.
    [__]    The undersigned is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and either all investment decisions are made by a plan fiduciary as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or the employee benefit plan has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.
    [__]    The undersigned is a corporation, limited liability company, partnership, Massachusetts or similar business trust, or an organization described in
133064427_14

Final Form
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, in each case not formed for the purpose of acquiring the securities with total assets in excess of $5,000,000.
    [__]    The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify as an accredited investor within this questionnaire. Please note that if this item is selected, each equity owner of the entity must individually complete and submit its own questionnaire.
    [__]    The undersigned is an entity of a type not listed above, not formed for the specific purpose of acquiring the securities, owning “investments” (as defined in Rule 2a51-1(b) under the Companies Act) in excess of $5,000,000.
    [__]    A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act), (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (a “Family Office”).
    [__]    A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a Family Office whose prospective investment in the Company is directed by such Family Office pursuant to the subparagraph directly above.
    [__]    The undersigned cannot make any of the representations set forth above.

In Witness Whereof, the undersigned has executed this Certificate as of the date written below.

Name of Company Member

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Address

Address

Email

Date Signed

Exhibit D

Form of Registration Rights Agreement

See attached.

Final Form

REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
JOUNCE THERAPEUTICS, INC.
AND
THE STOCKHOLDERS PARTY HERETO

Dated as of February 23, 2023

TABLE OF CONTENTS

Article 1 Definitions
Section 1.01    Certain Defined Terms                 1
Section 1.02    Construction                         5
Article 2 Transfer
Section 2.01     Binding Effect on Transferees             5
Section 2.02    Additional Purchases                    5
Section 2.03    Charter Provisions                     5
Article 3 Registration Rights
Section 3.01    Demand Registration                    6
Section 3.02     Piggyback Registrations                8
Section 3.03     Shelf Registration                    9
Section 3.04     Withdrawal Rights                     11
Section 3.05     Registration Procedures                 11
Section 3.06    Registration Expenses                     16
Article 4 Indemnification
Section 4.01    Indemnification by Company                 17
Section 4.02     Indemnification by Stockholder            18
Section 4.03     Contribution                         18
Section 4.04     Procedure                         19
Section 4.05     Other Matters                        19
Article 5 Miscellaneous
Section 5.01    Headings                         20
Section 5.02    Entire Agreement                     20
Section 5.03    Further Actions; Cooperation                20
Section 5.04    Notices                        20
Section 5.05    Applicable Law                    21
Section 5.06    Severability                         21
Section 5.07    Successors and Assigns                22
Section 5.08    Amendments                         22
Section 5.09    Waiver                             22
Section 5.10    Counterparts                         22
Section 5.11    Submission To Jurisdiction                 22
Section 5.12    Injunctive Relief                     23
Section 5.13    Recapitalizations, Exchanges, Etc. Affecting the Shares of Common Stock; New Issuance                            23
Section 5.14    Termination                         23
Section 5.15    Rule 144                        24
Section 5.16    Gilead RRA                        24

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of February 23, 2023, by and among Jounce Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule A hereto (collectively, “RMG Funds”).
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Evergreen Merger Sub 1, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Merger Sub”), and RM Special Holdings 3, LLC, a Delaware limited liability company (“RM3”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into RM3, with RM3 surviving such merger (the “Merger”) and pursuant to which each outstanding membership interest unit of RM3 held by RMG Funds prior to the Merger will be converted into and will thereafter represent a number of validly issued, fully paid and nonassessable shares of Common Stock (as defined below) of the Company;
WHEREAS, the Company entered into a registration rights agreement with Gilead Sciences Inc. (“Gilead”) on August 31, 2020, pursuant to which, the Company has pari pasu treatment obligations as it relates to certain rights (the “Gilead RRA”); and
WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and RMG Funds (each, a “party,” and together, the “parties”) wish to define certain registration rights granted to RMG Funds on the terms and conditions set out in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
Definitions
Section 1.01.    Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
“Actions” shall have the meaning assigned to it in Section 4.01.
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided that no Stockholder shall be deemed an Affiliate of any other Stockholder solely by reason of any investment in the Company.
“Agreement” shall have the meaning assigned to it in the preamble.
A Person shall be deemed to “Beneficially Own” securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.
“Board” shall mean the board of directors of the Company.
“Bylaws” shall mean the bylaws of the Company, as may be amended and/or restated from time to time.
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“Certificate of Incorporation” shall mean the certificate of incorporation of the Company, as may be amended and/or restated from time to time.
“Commission” shall mean the United States Securities and Exchange Commission or any successor agency.
“Common Stock” shall mean the Company’s common stock, par value $0.001 per share, and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.
“Company” shall have the meaning assigned to it in the preamble.
“Company Securities” shall mean (i) any Common Stock and (ii) any other securities of the Company entitled to vote generally in the election of directors of the Company.
“Demand” shall have the meaning assigned to it in Section 3.01(a).
“Demand Registration” shall have the meaning assigned to it in Section 3.01(a).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Filings” shall mean annual, quarterly and current reports and other documents filed or furnished by the Company or any Subsidiary of the Company under the Exchange Act; annual reports to stockholders, annual and quarterly statutory statements of the Company or any Subsidiary of the Company; and any registration statements, prospectuses, documents filed or furnished by the Company or any of its Subsidiaries under the Securities Act.
“FINRA” shall mean the Financial Industry Regulatory Authority.
“Form S-3” shall have the meaning assigned to it in Section 3.03(a).
“Gilead” shall have the meaning assigned to it in the recitals.
“Gilead RRA” shall have the meaning assigned to it in the recitals.
“Inspectors” shall have the meaning assigned to it in Section 3.05(a)(viii).
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.
“Losses” shall have the meaning assigned to it in Section 4.01.
“Merger” shall have the meaning assigned to it in the recitals.
“Merger Agreement” shall have the meaning assigned to it in the recitals.
“Merger Sub” shall have the meaning assigned to it in the recitals.
“Minimum Threshold” means $5.0 million.
“Offering Expenses” shall have the meaning assigned to it in Section 3.06(a).
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“Other Demanding Sellers” shall have the meaning assigned to it in Section 3.02(b).
“Other Proposed Sellers” shall have the meaning assigned to it in Section 3.02(b).
“Permitted Transferee” shall mean, with respect to each Stockholder, (i) any other Stockholder, (ii) any of such Stockholder’s Affiliates, (iii) in the case of any Stockholder, (A) any member or general or limited partner of such Stockholder, (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Stockholder or any member, general or limited partner of such Stockholder (collectively, “Stockholder Affiliates”), (C) any investment funds managed directly or indirectly by such Stockholder or any Stockholder Affiliate (a “Stockholder Fund”), (D) any general or limited partner of any Stockholder Fund, (E) any managing director, general partner, director, limited partner, officer or employee of any Stockholder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (E) (collectively, “Stockholder Associates”) or (F) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, consist solely of any one or more of such Stockholder, any general or limited partner of such Stockholder, any Stockholder Affiliates, any Stockholder Fund, any Stockholder Associates, their spouses or their lineal descendants and (iv) any other Person that acquires shares of Registrable Securities from such Stockholder and that agrees to become party to or be bound by this Agreement.
“Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Piggyback Notice” shall have the meaning assigned to it in Section 3.02(a).
“Piggyback Registration” shall have the meaning assigned to it in Section 3.02(a).
“Piggyback Seller” shall have the meaning assigned to it in Section 3.02(a).
“Records” shall have the meaning assigned to it in Section 3.05(a)(viii).
“Registrable Amount” shall mean the number of shares of Common Stock Beneficially Owned by Stockholders, together, that is equal to 5% of the Voting Power of the Company.
“Registrable Securities” shall mean any Common Stock owned by any Stockholder as a direct or indirect result of the Merger or Scheme Transaction (as defined in the Merger Agreement). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.
“Registration Expenses” shall have the meaning assigned to it in Section 3.06(a).
“Requesting Stockholder” shall have the meaning assigned to it in Section 3.01(a).
“RM3” shall have the meaning assigned to it in the recitals.
“RMG Funds” shall have the meaning assigned to it in the preamble.
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“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Holders” shall have the meaning assigned to it in Section 3.05(a)(i).
“Shelf Notice” shall have the meaning assigned to it in Section 3.03(a).
“Shelf Registration Effectiveness Period” shall have the meaning assigned to it in Section 3.03(c).
“Shelf Registration Statement” shall have the meaning assigned to it in Section 3.03(a).
“Shelf Underwritten Offering” shall have the meaning assigned to it in Section 3.03(f).
“Stockholders” shall mean (i) RMG Funds and (ii) each Permitted Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof or a Permitted Transferee thereof who is entitled to enforce the provisions of this Agreement in accordance with the terms hereof, in each case of clauses (i) and (ii) to the extent that RMG Funds and their Permitted Transferees, together, hold of record or Beneficially Own at least a Registrable Amount.
“Subsidiary” shall mean with respect to any Person (i) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person, (ii) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns fifty percent (50%) or more of the equity economic interest thereof or has the power to elect or direct the election of fifty percent (50%) or more of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership), or (iii) which would be considered subsidiaries of such Person within the meaning of Regulation S-K or Regulation S-X.
“Suspension Period” shall have the meaning assigned to it in Section 3.03(d).
“Underwriting Agreement” shall mean any underwriting agreement between the Company and the underwriters named therein.
“Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
“Voting Power of the Company” shall mean the voting power of the then issued and outstanding capital stock of the Company entitled to vote in the election of directors of the Company.
Section 1.02.    Construction. For the purposes of this Agreement (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to Articles and Sections of this Agreement, unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (iv) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified and (v) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified.
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ARTICLE 2
Transfer
Section 2.01.    Binding Effect on Transferees. A Permitted Transferee shall become a Stockholder hereunder, without any further action by the Company, following a transfer by a Stockholder of Company Securities to such Permitted Transferee upon the execution by such Permitted Transferee of a joinder providing that such Person shall be bound by and shall fully comply with the terms of this Agreement (including the provisions of Article 3 with respect to the Company Securities being transferred to such transferee).
Section 2.02.    Additional Purchases. Any Company Securities owned by a Stockholder on or after the date of this Agreement shall have the benefit of and be subject to the terms and conditions of this Agreement.
Section 2.03.    Charter Provisions. The parties hereto shall use their respective reasonable efforts (including voting or causing to be voted all of the Company Securities held of record by such party or Beneficially Owned by such party by virtue of having voting power over such Company Securities) so as to cause no amendment to be made to the Certificate of Incorporation or Bylaws as in effect as of the date of this Agreement in a manner that would (a) add restrictions to the transferability of the Company Securities by RMG Funds or their Permitted Transferees who remain a “Stockholder” (as such term is used herein) at the time of such an amendment, which restrictions are beyond those then provided for in the Certificate of Incorporation, this Agreement or applicable securities laws or (b) nullify any of the rights of RMG Funds or their Permitted Transferees who remain a “Stockholder” (as such term is used herein) at the time of such amendment, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by such Stockholder.
ARTICLE 3
Registration Rights
Section 3.01.    Demand Registration. (a) At any time after the Closing (as defined in the Merger Agreement) (or such earlier date as would permit the Company to cause any Filings required hereunder to be filed on the Closing), any Person that is a Stockholder (a “Requesting Stockholder”) on the date a Demand is made shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of a number of Registrable Securities that, when taken together with the number of Registrable Securities requested to be registered under the Securities Act by such Requesting Stockholder’s Affiliates, equals or is greater than the Registrable Amount (a “Demand Registration”); provided that each Demand Registration must include, in the aggregate, Registrable Securities having an aggregate market value of at least the Minimum Threshold (based on the Registrable Securities included in such Demand Registration by all Stockholders participating in such Demand Registration), and thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration under the Securities Act of:
(i)    the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand, which may be an Underwritten Offering;
(ii)    all other Registrable Securities which the Company has been requested to register pursuant to Section 3.01(b); and
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(iii)    all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 3.01, but subject to Section 3.01(f), in each case, subject to the Minimum Threshold;
all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Common Stock, if any, to be so registered.
(b)    A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration (subject to the Minimum Threshold), (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Stockholder (or Requesting Stockholders). Within 5 business days after receipt of a Demand, the Company shall give written notice of such Demand to any other Persons that on the date a Demand is delivered to the Company is a Stockholder (excluding Permitted Transferees which have not signed a joinder as contemplated by Section 2.01). Subject to Section 3.01(f), the Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein. Such written request shall comply with the requirements of a Demand as set forth in this Section 3.01(b).
(c)    Each Stockholder shall be entitled to an unlimited number of Demand Registrations until such time as the Stockholders hold less than a Registrable Amount.
(d)    Demand Registrations shall be on such registration form of the Commission for which the Company is eligible as shall be reasonably selected by the Requesting Stockholders whose shares represent a majority of the Registrable Securities that the Company has been requested to register, including, to the extent permissible, an automatically effective registration statement or an existing effective registration statement filed by the Company with the Commission, and shall be reasonably acceptable to the Company.
(e)    The Company shall not be obligated to effect any Demand Registration (A) within 60 days of a “firm commitment” Underwritten Offering in which all Stockholders were given “piggyback” rights pursuant to Section 3.02 (subject to Section 3.01(f)) and provided that at least 50% of the number of Registrable Securities requested by such Stockholders to be included in such Demand Registration were included, (B) within one month of any other Underwritten Offering pursuant to Section 3.03(e), or (C) within 90 days after the effective date of a previous registration statement filed pursuant to a Demand Registration. In addition, the Company shall be entitled to postpone (upon written notice to all Stockholders) for a reasonable period of time not to exceed 60 days in succession the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice, or for more than 90 days in the aggregate, in any period of 12 consecutive months) if (i) the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would (A) cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential, (B) materially interfere with a bona fide business, financing or business combination transaction of the Company by causing disclosure of material, non-public information that the Board determines in good faith and in its reasonable judgment would materially and adversely affect the Company or (C) materially and adversely impact the Company, or (ii) such registration would render the Company unable to comply with requirements under the Securities Act or the Exchange Act, provided that the Company used reasonable best efforts to comply with such requirements. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Stockholder(s) shall have the right to withdraw such Demand in accordance with Section 3.04.
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(f)    The Company shall not include any securities other than Registrable Securities in a Demand Registration, except (i) to the extent required under any registration rights agreement in effect on the date hereof that binds the Company or (ii) with the written consent of Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized investment bank engaged in connection with such Demand Registration) advises the Company, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Stockholders pursuant to this Agreement and by Gilead pursuant to the Gilead RRA, on a pari passu basis, which, in the opinion of the underwriter can be sold without adversely affecting the marketability of the offering, pro rata among such Stockholders requesting such Demand Registration on the basis of the number of such securities held by such Stockholders and such Stockholders that are Piggyback Sellers; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the number of such other securities requested to be included or such other method determined by the Company.
(g)    Any investment bank(s) that will serve as an underwriter with respect to such Demand Registration or, if such Demand Registration is not an Underwritten Offering, any investment bank engaged in connection therewith, shall be selected by the Stockholder participating in such Demand Registration, with the express consent of the Company, not to be unreasonably withheld or delayed, that holds (together with its Permitted Transferees) a number of Registrable Securities included in such Demand Registration constituting a plurality of all Registrable Securities included in such Demand Registration.
Section 3.02.    Piggyback Registrations. (a) Subject to the terms and conditions hereof, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration by the Company (x) on a registration statement on Form S-4 or (y) on a registration statement on Form S-8 (or, in any of the cases of (x) or (y), on any successor forms thereto)) (each, a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give the Stockholders (excluding Permitted Transferees which have not signed a joinder as contemplated by Section 2.01) prompt written notice thereof (but not less than 5 business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter or underwriters (if any and if known). Upon the written request of any Person that on the date of such Piggyback Notice is a Stockholder, given within 5 business days after such Piggyback Notice is received by such Person (any such Persons, a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller), the Company, subject to the terms and conditions of this Agreement, shall use its commercially reasonable efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s equity securities being sold in such Piggyback Registration.
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(b)    If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized investment bank engaged in connection with such Piggyback Registration) advises the Company in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to Demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of equity securities of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter or investment bank can be sold without such an effect, as follows and in the following order of priority:
(i)    if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers and securities sought to be registered by Other Demanding Sellers (if any), pro rata on the basis of the number of shares of Common Stock held by such Piggyback Sellers and Other Demanding Sellers and (C) third, other equity securities held by any Other Proposed Sellers; or
(ii)    if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of equity securities sought to be registered by each Other Demanding Seller and the Piggyback Sellers (if any), pro rata in proportion to the number of shares of Common Stock held by all such Other Demanding Sellers and Piggyback Sellers and (B) second, other equity securities held by any Other Proposed Sellers or to be sold by the Company as determined by the Company and with such priorities among them as may from time to time be determined or agreed to by the Company.
(c)    In connection with any Underwritten Offering under this Section 3.02 for the Company’s account, the Company shall not be required to include a holder’s Registrable Securities in the Underwritten Offering unless such holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company; provided that any applicable Underwriting Agreement includes only customary terms and conditions.
(d)    If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 3.02 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).
Section 3.03.    Shelf Registration. (a) Subject to Section 3.03(e), and further subject to the availability of a Registration Statement on Form S-3 or a successor form, which may be an automatically effective registration statement at any time the Company is eligible (“Form S-3”) to the Company, RMG Funds or any of their Permitted Transferees (in each case to the extent a Stockholder hereunder) may by written notice delivered to the Company (the “Shelf Notice”) require the Company to (i) file as promptly as practicable (but no later than 60 days after the date the Shelf Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the Commission at the earliest possible date permitted under the rules and
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regulations of the Commission (but no later than 60 days after such filing date), a Form S-3, or (ii) use an existing Form S-3 filed with the Commission, in each case providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by RMG Funds (or any of their Permitted Transferees), as the case may be, and any other Persons that at the time of the Shelf Notice meet the definition of a Stockholder who elect to participate therein as provided in Section 3.03(b) (a “Shelf Registration Statement”), in each case, to occur from the date such Shelf Registration Statement becomes effective until the earlier to occur of (x) the first date as of which all of the shares of Registrable Securities included in the Shelf Registration Statement have been sold or (y) three (3) years after the date of effectiveness.
(b)    RMG Funds and their Permitted Transferees shall be entitled to require the Company to file an unlimited number of Shelf Registration Statements until such time as the Stockholders, hold less than a Registrable Amount.
(c)    Within 5 business days after receipt of a Shelf Notice pursuant to Section 3.03(a), the Company will deliver written notice thereof to each Stockholder (excluding Permitted Transferees which have not signed a joinder as contemplated by Section 2.01). Each Stockholder may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate.
(d)    Subject to Section 3.03(e), the Company will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise (the “Shelf Registration Effectiveness Period”).
(e)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing notice to the Stockholders who elected to participate in the Shelf Registration Statement, to require such Stockholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 90 days in the aggregate in any 12 month period (a “Suspension Period”) if the Board determines in good faith and in its reasonable judgment that it is required to disclose in the Shelf Registration Statement material, non-public information that the Company has a bona fide business purpose for preserving as confidential. Immediately upon receipt of such notice, the Stockholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Stockholder, the Company shall as promptly as practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)    At any time, and from time-to-time, during the Shelf Registration Effectiveness Period (except during a Suspension Period), each of RMG Funds or any of their Permitted Transferees (in each case to the extent a Stockholder hereunder) may notify the Company of their intent to sell Registrable Securities (subject to the Minimum Threshold) covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”); provided that the Company shall not be obligated to participate in more than two underwritten offerings during any twelve-month period. Such notice shall specify (x) the
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aggregate number of Registrable Securities requested to be registered in such Shelf Underwritten Offering (subject to the Minimum Threshold) and (y) the identity of the Stockholder(s) requesting such Shelf Underwritten Offering. Upon receipt by the Company of such notice, the Company shall promptly comply with the applicable provisions of this Agreement, including those provisions of Section 3.05 relating the Company’s obligation to make Filings with the Commission, assist in the preparation and filing with the Commission of prospectus supplements and amendments to the Shelf Registration Statement, participate in “road shows,” agree to customary “lock-up” agreements with respect to the Company’s securities and obtain “comfort” letters, and the Company shall take such other actions as necessary or appropriate to permit the consummation of such Shelf Underwritten Offering as promptly as practicable. Each Shelf Underwritten Offering shall be for the sale of a number of Registrable Securities equal to or greater than the Registrable Amount. In any Shelf Underwritten Offering, the Company shall select the investment bank(s) and managers that will serve as lead or co-managing underwriters with respect to the offering of such Registrable Securities, which shall be reasonably acceptable to the Stockholders participating in such Shelf Underwritten Offering that hold a majority of the Registrable Securities included in such Shelf Underwritten Offering.
Section 3.04.    Withdrawal Rights. Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within 10 business days following the mailing of such notice, such holder(s) of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by its Permitted Transferees, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof.
Section 3.05.    Registration Procedures. (a) If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3.01, Section 3.02 and Section 3.03, the Company shall as promptly as practicable (in each case, to the extent applicable):
(i)    prepare and file with the Commission a registration statement to effect such registration, cause such registration statement to become effective at the earliest possible date permitted under the rules and regulations of the Commission, and thereafter use commercially reasonable efforts to cause such registration statement to remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that not less than 5 business days prior to filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration (“Selling Holders”) copies of all such documents proposed to be filed, which
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documents will be subject to the review of and comment by such counsel (it being understood that counsel to the Selling Holders will conduct its review and provide any comments promptly);
(ii)    prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith and any Exchange Act reports incorporated by reference therein as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Selling Holder(s) set forth in such registration statement or (i) in the case of a Demand Registration pursuant to Section 3.01, the expiration of 60 days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 3.02, the expiration of 60 days after such registration statement becomes effective or (iii) in the case of a Shelf Registration pursuant to Section 3.03, the Shelf Registration Effectiveness Period;
(iii)    furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and any Issuer Free Writing Prospectus and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder;
(iv)    use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;
(v)    use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which the same or similar securities issued by the Company are then listed or if no such securities are then listed, on a national securities exchange selected by the Company;
(vi)    use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;
(vii)    use commercially reasonable efforts to, in connection with an Underwritten Offering, for each Selling Holder and underwriter:
(A)    obtain an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings, and
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(B)    furnish a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in AU Section 634 of the AICPA Professional Standards, an “agreed upon procedures” letter) signed by the independent registered public accountants who have certified the Company’s financial statements included in such registration statement (and, if necessary, any other independent registered public accountant of any Subsidiary of the Company or any business acquired by the Company from which financial statements and financial data are, or are required to be, included in the registration statement);
(viii)    subject to confidentiality agreements in form and substance reasonably acceptable to the Company, promptly make available for inspection, at such place and in such manner as determined by the Company in its sole discretion, by any Selling Holder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable such Selling Holder or underwriter to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement promptly; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (viii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; and provided, further, that each holder of Registrable Securities agrees that it will, as soon as practicable upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;
(ix)    promptly notify in writing each Selling Holder and the underwriters, if any, of the following events:
(A)    the filing of the registration statement, the prospectus or any prospectus supplement related thereto, any Issuer Free Writing Prospectus or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;
(B)    any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;
(C)    the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;
(D)    when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the registration statement; and
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(E)    the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;
(x)    as soon as reasonably practicable, notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(xi)    use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement;
(xii)    otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as promptly as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(xiii)    cooperate in a commercially reasonable manner with any Selling Holder and any underwriter and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law), if necessary or appropriate, representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Holder may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates as necessary or appropriate;
(xiv)    use commercially reasonable efforts to cooperate with any Selling Holder and the Company’s transfer agent and use commercially reasonable efforts to remove any restrictive legends from the certificates representing ownership of the Registrable Securities, at the time the registration statement registering such Registrable Securities has been declared effective or promptly thereafter;
(xv)    with respect to underwritten Demand Registrations, have appropriate senior executives of the Company reasonably available to assist the underwriters with respect to, and participate in, any “road shows” in connection with the marketing efforts for, and the distribution and sale of, Registrable Securities pursuant to a registration statement, provided that any such road shows are reasonably requested by the managing underwriter and are customary for underwritten offerings that are comparable to such underwritten Demand Registration in size and the type of securities offered;
(xvi)    have appropriate officers of the Company, and cause representatives of the Company’s independent registered public accountants, to participate in any due diligence discussions reasonably requested by any Selling Holder or any underwriter;
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(xvii)    if reasonably requested by any underwriter, agree, and cause the Company and any directors or officers of the Company to agree, to be bound by “lock-up” agreements restricting the ability to dispose of Company Securities, provided that any lock-up agreements are customary in duration and limitations for offerings comparable to such offering of Company Securities;
(xviii)    use commercially reasonable efforts to cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of the FINRA;
(xix)    otherwise use commercially reasonable efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities; and
(xx)    otherwise use commercially reasonable efforts to comply with applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.
The Company may require each Selling Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time-to-time reasonably request to complete or amend the information required by such registration statement.
(b)    Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an Underwriting Agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall furnish to the underwriter, if any (or, if no underwriter, the Selling Holder), unlegended certificates representing ownership of the Registrable Securities being sold (unless, in the Company’s sole discretion, such Registrable Securities are to be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form), in such denominations as requested and instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.
(c)    Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.05(a)(ix), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.05(a)(ix) and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable 60 day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 3.05(a)(ix) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.
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Section 3.06.    Registration Expenses. (a) All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including (i)(A) all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, (B) all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in NASD Rule 2720 or the equivalent rule incorporated into the FINRA rulebook), (C) all fees and expenses of compliance with securities and “blue sky” laws, (D) all printing (including expenses of printing certificates, if any, for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses and Issuer Free Writing Prospectuses is requested by a holder of Registrable Securities) and copying expenses, (E) all messenger and delivery expenses, (F) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters, “agreed-upon procedures” letter and opinions), (G) fees and expenses of one counsel to the Stockholders selling in such registration (which firm shall be selected by the Stockholders selling in such registration that hold a majority of the Registrable Securities included in such registration), (H) except as provided in clause (ii) below, the fees and expenses (including underwriting discounts and commissions and transfer taxes) of every nationally recognized investment bank engaged in connection with a Demand Registration or a Piggyback Registration that is not an Underwritten Offering, (collectively, the “Registration Expenses”) and (ii) any expenses described in clauses (i)(A) through (H) above incurred in connection with the marketing and sale of Registrable Securities (“Offering Expenses”) shall be borne by the Company, regardless of whether a registration is effected, marketing is commenced or sale is made. The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded; provided that each Stockholder shall cover the fees and expenses related to the exercise of the rights set forth in Section 3.04.
(b)    Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.
ARTICLE 4
Indemnification
Section 4.01.    Indemnification by Company. The Company shall indemnify, to the fullest extent permitted by law, the Stockholder and, as applicable, each of its members, directors, managers, stockholders, partners, officers and employees, and each Person who controls such Stockholder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) (collectively, “Losses”) or actions or proceedings in respect thereof (whether or not such indemnified Person is party thereto) (each, an “Action”) arising out of or based upon (a) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Stockholder expressly for use
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therein or by the Stockholder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished the Stockholder with a sufficient number of copies of the same. In connection with an Underwritten Offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholder. The payments required by this Section 4.01 will be made promptly during the course of the investigation or defense, as and when bills are received or expenses incurred.
Section 4.02.    Indemnification by Stockholder. In connection with any registration statement in which the Stockholder is participating, the Stockholder will furnish to the Company in writing such information relating to such holder as requested by the Company and is reasonably necessary for use in connection with any such registration statement, prospectus or prospectus supplement and, to the fullest extent permitted by law, will indemnify the Company, its subsidiaries, and, as applicable, each of their directors, employees and officers and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by such Stockholder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided, however, the liability of the Stockholder will be in proportion to and limited to the net amount that it received from the sale of Registrable Securities pursuant to such registration statement, unless any such Losses resulted from the Stockholder’s fraudulent conduct or willful misconduct.
Section 4.03.    Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Holder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.
Section 4.04.    Procedure. (a) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.
(b)    In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other
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indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence).
Section 4.05.    Other Matters. (a) An indemnifying party shall not be liable for any settlement of an Action effected without its consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.
(b)    Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article 4 shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Article 4 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any indemnitee, the Company, its directors or officers, or any Person controlling the Company, and (ii) any termination of this Agreement.
(c)    The parties hereto shall, and shall cause their respective Subsidiaries to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this Article 4 are for the benefit of, and are intended to create third party beneficiary rights in favor of, each of the indemnified parties referred to herein.
(d)    Not less than three business days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Stockholder who has timely provided the requisite notice hereunder entitling the Stockholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Stockholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the day before the expected filing date, the Requested Information from such Stockholder, the Company may file the registration statement without including Registrable Securities of such Stockholder. The failure to so include in any registration statement the Registrable Securities of a Stockholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Stockholder.
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ARTICLE 5
Miscellaneous
Section 5.01.    Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.
Section 5.02.    Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.
Section 5.03.    Further Actions; Cooperation. Each of the Stockholders agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Stockholders (i) acknowledges that such Stockholder will prepare and file with the Commission Filings, including under Section 13(d) of the Exchange Act, relating to its Beneficial Ownership of the Common Stock and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such Filings, including any amendments thereto.
Section 5.04.    Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by email, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:
If to RMG Funds, to:
c/o Redmile Group, LLC
One Letterman Drive, Suite D3-300
San Francisco, CA 94129
Email: [***]
Attn: [***]
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Email: [***]
    [***]
    [***]
Attn: [***]
If to the Company, to:
Jounce Therapeutics, Inc.
780 Memorial Drive
Cambridge, MA 02139
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Email: legal@jouncetx.com
Attn: General Counsel
If to a Stockholder that is not RMG Funds, then to the address set forth in the written agreement of such Stockholder provided for in Section 2.01 hereof.
All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by email, with confirmation received, to the email addresses specified above (or at such other address for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.
Section 5.05.    Applicable Law. The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines.
Section 5.06.    Severability. The provisions of this Agreement are independent of and separable from each other. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision, as applicable.
Section 5.07.    Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of any Stockholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares, subject to the immediately preceding sentence, such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until (i) if required under Section 2.01 hereof, the Company shall have received written notice of such transfer and the joinder of the transferee provided for in Section 2.01 hereof, and (ii) such transferee can establish Beneficial Ownership or ownership of record of a Registrable Amount (whether individually or together with its Affiliates that are Stockholders or transferees of Stockholders and, if applicable, its other Permitted Transferees that are Stockholders or transferees of Stockholders). The Company may not assign any of its rights or obligations hereunder without the prior written consent of each of the Stockholders, and any assignment attempted or effected without obtaining such required consent shall be null and void. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.
Section 5.08.    Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the Stockholders and the Company.
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Section 5.09.    Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.
Section 5.10.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.
Section 5.11.    Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF SHALL BE BROUGHT IN THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE) AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.
Section 5.12.    Injunctive Relief. Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the Stockholders agree that each party shall be entitled to, an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement, without the need to post a bond or prove the inadequacy of monetary damages.
Section 5.13.    Recapitalizations, Exchanges, Etc. Affecting the Shares of Common Stock; New Issuance. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to Company Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Company Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.
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Section 5.14.    Termination.
(a)    The obligations of the Company and each Stockholder under this Agreement, in each case solely with respect to such Stockholder, shall terminate, and be of no further force and effect; upon the mutual consent of all of the parties hereto, or upon the first date after the Closing (as defined in the Merger Agreement) on which such Stockholder no longer holds any Registrable Securities.
(b)    This Agreement shall terminate on the first date after the Closing (as defined in the Merger Agreement) on which the Registrable Securities, in the aggregate, are less than a Registrable Amount.
(c)    Notwithstanding clauses (a) and (b) above, the following shall survive the termination of this Agreement: (i) the provisions of Section 3.02 (which shall terminate, and be of no further force and effect, with respect to each Stockholder, at such time as such Stockholder and its Affiliates and Permitted Transferees ceases to Beneficially Own a Registrable Amount), Section 3.06, Article 4, Section 5.05, Section 5.11 and this Section 5.14 and (ii) the rights with respect to the breach of any provision hereof by the Company.
Section 5.15.    Rule 144. The Company covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.
Section 5.16.    Gilead RRA. The Company covenants and agrees that, to the extent it amends or modifies the terms of the Gilead RRA with terms materially favorable to Gilead, it shall promptly inform RMG Funds in writing of any such materially favorable amendment or modification, and RMG Funds shall have the right to elect to have such favorable terms included herein, in which case, the parties hereto shall promptly amend this Agreement to effect the same.
[Remainder of page left blank intentionally]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

JOUNCE THERAPEUTICS, INC.
By:
Name:
Title:

[Signature Page To Registration Rights Agreement]

[RMG FUNDS]
    By:

    By:
        Name:
        Title:

[Signature Page To Registration Rights Agreement]